UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to §240.14a-12

Prestige Brands Holdings, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESTIGE BRANDS HOLDINGS, INC.
90 North Broadway
Irvington, New York 10533
Telephone: (800) 831-7105

Dear Stockholder:	June 30, 2011
You are cordially invited to attend our 2011 Annual Meeting of Stockholders, which will be held on Tuesday, August 2, 2011, at 10:00 a.m. (Eastern Daylight Time), at our office at 90 North Broadway, Irvington, New York 10533. This letter accompanies a copy of our Annual Report for the fiscal year ended March 31, 2011; Notice of Annual Meeting of Stockholders; Proxy Statement; and Proxy Card. These materials provide further information concerning the Annual Meeting.
At this year's Annual Meeting, the agenda includes the following four proposals:

(i)	the election of the five directors named in our Proxy Statement;

(ii)	the ratification of the appointment of our independent registered public accounting firm;

(iii)	a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement; and

(iv)	a non-binding proposal as to the frequency with which stockholders will vote on a non-binding resolution to approve the compensation of our named executive officers in future years.

The Board of Directors recommends that you vote FOR the proposals set forth above in clauses (i) through (iii) and vote in favor of an annual frequency vote for the non-binding stockholder vote on named executive officer compensation in clause (iv) above.
Members of the Board of Directors, our executive officers and representatives from our independent registered public accounting firm will be present at the Annual Meeting to answer any questions you may have.
It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope to ensure that your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.
We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Matthew M. Mannelly
Matthew M. Mannelly
President and Chief Executive Officer

Prestige Brands Holdings, Inc.
90 North Broadway
Irvington, New York 10533
Telephone: (800) 831-7105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 2, 2011
10:00 a.m. Eastern Daylight Time

The 2011 Annual Meeting of Stockholders of Prestige Brands Holdings, Inc. will be held on Tuesday, August 2, 2011, at 10:00 a.m. (Eastern Daylight Time), at our office at 90 North Broadway, Irvington, New York 10533. The Annual Meeting is being held for the following purposes:

1	To elect the five directors named in the accompanying Proxy Statement to serve until the 2012 Annual Meeting of Stockholders or until their earlier death, removal or resignation;

2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Brands Holdings, Inc. for the fiscal year ending March 31, 2012;

3	To vote on a non-binding resolution to approve the compensation of our named executive officers as disclosed in our Proxy Statement;

4	To vote on a non-binding proposal as to the frequency with which stockholders will vote on the compensation of our named executive officers in future years; and

5	To conduct other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof, including proposals to adjourn or postpone the meeting.

Accompanying this Notice of Annual Meeting of Stockholders is a Proxy Statement, related Proxy Card with a return envelope and our Annual Report for our fiscal year ended March 31, 2011. The Annual Report contains financial and other information that is not incorporated into the Proxy Statement and is not deemed to be a part of the Proxy soliciting material.

By Order of the Board of Directors

/s/ Eric S. Klee
Eric S. Klee
Secretary and General Counsel

June 30, 2011

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON BY FOLLOWING THE INSTRUCTIONS ON PAGE 3 OF THE PROXY STATEMENT.  If you own shares in a brokerage account, your vote is even more important to us this year because of recent New York Stock Exchange rule changes. Your broker can not vote your shares in proposals regarding the election of our directors, approval of the compensation of our named executive officers or the selection of the frequency for voting in future years on the compensation of our named executive officers unless you provide voting instructions to your broker. Therefore, it is very important that you exercise your right as a stockholder and vote on all proposals.

ANNUAL MEETING OF STOCKHOLDERS
OF
PRESTIGE BRANDS HOLDINGS, INC.

PROXY STATEMENT

TABLE OF CONTENTS
Page

GENERAL INFORMATION	1

VOTING MATTERS	2

PROPOSAL NO. 1 - ELECTION OF DIRECTORS	6

GOVERNANCE OF THE COMPANY	10

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16

PROPOSAL NO. 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	17

PROPOSAL NO. 4 - ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	22

COMPENSATION DISCUSSION AND ANALYSIS	23

COMPENSATION COMMITTEE REPORT	32

EXECUTIVE COMPENSATION AND OTHER MATTERS	32

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	46

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	47

REPORT OF THE AUDIT COMMITTEE	48

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	49

FORM 10-K	50

ANNUAL MEETING OF STOCKHOLDERS
OF
PRESTIGE BRANDS HOLDINGS, INC.
90 North Broadway
Irvington, New York 10533
Telephone: (800) 831-7105

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON AUGUST 2, 2011: THIS PROXY STATEMENT, PROXY CARD AND THE 2011 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT THE INVESTOR RELATIONS TAB OF WWW.PRESTIGEBRANDS.COM, OUR INTERNET WEBSITE.
YOU CAN SUBMIT A REQUEST FOR A COPY OF THE PROXY STATEMENT, ANNUAL REPORT AND FORM OF PROXY FOR ANY FUTURE STOCKHOLDER MEETINGS (INCLUDING THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 2, 2011) TO 1-800-831-7105, PROXY@PRESTIGEBRANDS.COM OR THE CONTACT TAB AT WWW.PRESTIGEBRANDS.COM. YOU CAN ALSO CONTACT US AT THE PHONE NUMBER, E-MAIL ADDRESS AND WEBSITE SET FORTH ABOVE TO REQUEST DIRECTIONS TO THE LOCATION OF THE ANNUAL MEETING OF STOCKHOLDERS SO THAT YOU MAY ATTEND THE MEETING AND VOTE IN PERSON.
GENERAL INFORMATION
What is this document?
This document is the Proxy Statement of Prestige Brands Holdings, Inc. for the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, August 2, 2011. A form of Proxy Card is included. This Proxy Statement and the form of Proxy Card are first being mailed or given to stockholders on or about June 30, 2011. This Proxy Statement is available free of charge on the SEC's website, www.sec.gov and at the Investor Relations tab of our website, www.prestigebrands.com.
We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English” and we will always try to communicate with you clearly and effectively. We refer to our company throughout this document as “we” or “us” or the “Company.” In addition, throughout this document, “2012” refers to our fiscal year ending March 31, 2012, “2011” refers to our fiscal year ended March 31, 2011, “2010” refers to our fiscal year ended March 31, 2010 and “2009” refers to our fiscal year ended March 31, 2009.
Why am I receiving this document?
You are receiving this document because you were one of our stockholders on June 17, 2011, the record date for our 2011 Annual Meeting. We are furnishing this Proxy Statement and the form of Proxy Card to you to solicit your Proxy (i.e., your permission) to vote your stock in connection with certain matters at the Annual Meeting.
What is a Proxy?
It is your legal designation of another person, called a “Proxy,” to vote the stock you own. The document that designates someone as your Proxy is also called a Proxy or a Proxy Card.
Who is paying the costs to prepare this document and solicit my Proxy?
We will pay all expenses associated with soliciting your Proxy, including the cost of preparing and mailing this Proxy Statement and the form of a Proxy Card.
Who is soliciting my Proxy and will anyone be compensated to solicit my Proxy?
Our Board of Directors is making this solicitation of Proxies. In addition to solicitation by use of the mail, our directors, officers and employees may solicit Proxies in person or by telephone, electronic mail, facsimile transmission or other means of communication. Our directors, officers and employees will not receive additional compensation for their Proxy solicitation efforts, but may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending Proxies and Proxy material to beneficial owners of our stock. We may also employ a Proxy solicitation agent in connection with this Proxy solicitation and we will pay all costs of that solicitor.

Who may attend the Annual Meeting?
Only stockholders, their Proxy holders and our invited guests may attend the meeting. If your shares are held in “street name” by a broker, bank or other nominee, please bring a copy of the account statement reflecting your ownership as of June 17, 2011 so that we may verify your stockholder status and have you check in at the registration desk at the meeting. For security reasons, we also may require photo identification for admission.
What if I have a disability?
If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance. Please send any request for assistance to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary, at least two weeks before the meeting.
What is Prestige Brands Holdings and where is it located?
Prestige Brands Holdings, Inc. is a holding company incorporated under the laws of the State of Delaware that, through its wholly-owned subsidiaries, sells well-recognized, brand name over-the-counter healthcare and household cleaning products. Our leading brands in each of these segments, respectively, are Chloraseptic®, Clear Eyes®, Compound W®, Dramamine®, Efferdent®, Effergrip®, Little Remedies®, Luden's® and PediaCare® and Comet®, Chore Boy® and Spic and Span®. Our principal executive offices are located at 90 North Broadway, Irvington, New York 10533. Our telephone number is (800) 831-7105.
Where is our common stock traded?
     Our common stock is traded and quoted on the New York Stock Exchange (“NYSE”) under the symbol “PBH.”
VOTING MATTERS

What am I voting on?

You will be voting on the following:

•	the election of the five directors named as nominees in this Proxy Statement;
•	the ratification of the appointment of our independent registered public accounting firm for 2012;
•	a non-binding resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement; and
•	a non-binding proposal as to the frequency with which stockholders will vote on the compensation of our named executive officers in future years.
Who is entitled to vote?
You may vote if you owned shares of our common stock at the close of business on June 17, 2011. Each share of common stock is entitled to one vote. As of June 17, 2011, there were 50,224,635 shares of our common stock outstanding. A list of our stockholders will be open to the examination of any stockholder, for any purpose relevant to the meeting, at our headquarters for a period of 10 days prior to the Annual Meeting.
May other matters be raised at the Annual Meeting; how will the meeting be conducted?
We currently are not aware of any business to be acted upon at the Annual Meeting other than the four matters described above.  Under federal securities laws, Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to the Company by the stockholders.  If other business is properly raised, your Proxies have authority to vote as they think best, including to adjourn the meeting.
The Chairman of the meeting has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. The Chairman of the meeting is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.
How do I vote?
If you own shares registered directly with the Company's transfer agent, Proxies may be voted by telephone, by the Internet, or by returning the printed Proxy Card. For more information about how to vote your Proxy, please see the instructions on your Proxy Card.
If your shares are held in “street name,” your bank or brokerage firm will forward these Proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares.
In addition to voting by Proxy, you may vote in person at the Annual Meeting. Beneficial owners who hold shares in “street name” and who wish to vote in person at the Annual Meeting must bring a power of attorney or Proxy from the bank, broker or other nominee.

However, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by Proxy even if you plan to be present at the Annual Meeting.

What materials are available on the Internet?
This Proxy Statement, our Annual Report on Form 10-K, our Annual Report to Stockholders and other financial documents are available free of charge at the Investor Relations tab on our corporate website at www.prestigebrands.com. The Proxy Statement and our Annual Report on Form 10-K also are available free of charge on the SEC's website, www.sec.gov.
How will my Proxy be voted?
The individuals named on the Proxy Card will vote your Proxy in the manner you indicate on the Proxy Card.  If your Proxy Card is signed but does not contain specific instructions, your Proxy will be voted “FOR” the election of the directors named as nominees in this Proxy Statement, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012, the approval of the compensation of our named executive officers disclosed in this Proxy Statement, and an annual advisory vote by stockholders on the compensation of our named executive officers in future years.
Can I change my mind and revoke my Proxy?

Yes. To revoke a Proxy given pursuant to this solicitation, you must:

•	Cast a new vote by telephone or the Internet prior to the Annual Meeting or sign another Proxy Card with a later date and return it to our Secretary at or before the Annual Meeting;

•	provide our Secretary with a written notice of revocation dated later than the date of the Proxy at or before the Annual Meeting; or

•	attend the Annual Meeting and vote in person. Note that attendance at the Annual Meeting will not revoke a Proxy if you do not actually vote at the Annual Meeting.
What if I receive more than one copy of these Proxy materials?
The receipt of multiple copies of these Proxy materials means that you have more than one account with brokers or our transfer agent.  Please vote all of your shares.  We also recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is Computershare, Ltd., 250 Royall Street, Canton, MA 02021 and it may be reached at (781) 575-3400. In addition, any stockholders who share an address and are receiving multiple copies of our Proxy materials can request delivery of a single copy of our Proxy materials by sending a written request addressed to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary.
How many votes must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted.  A quorum exists when the holders of a majority of the 50,224,635 shares of our common stock outstanding on June 17, 2011 and entitled to vote at the Annual Meeting are present in person or by Proxy at the meeting. The shares represented by withhold votes, abstentions and broker non-votes (as defined below) regarding proposals in the Proxy Statement will be considered present for quorum purposes.

How are votes counted for each proposal in the Proxy Statement?

•	Election of Directors
The affirmative vote of a plurality of the votes cast in person or by Proxy is necessary for the election of directors. This means that the five director nominees receiving the greatest number of affirmative votes will be elected. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees. If you withhold your vote as to all or specific nominees, your shares will not be voted with respect to the nominee or nominees indicated.

•	Ratify Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or by Proxy and entitled to vote on the proposal.

•	Approval of Compensation of our Named Executive Officers as Disclosed in this Proxy Statement
The approval of the non-binding resolution to approve the compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or by Proxy and entitled to vote on this proposal. If this proposal is not approved by the required majority vote, the Board of Directors and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.

•	Selection of the Frequency for a Stockholder Vote on the Compensation of our Named Executive Officers in Future Years
You may select a frequency of one, two or three years, or abstain from voting, on this non-binding proposal as to the frequency with which stockholders will vote on the compensation of our named executive officers in future years. The selection of one of the three frequency options requires the affirmative vote of a majority of the shares present in person or by Proxy and entitled to vote on this proposal. If none of the three frequency alternatives receives the approval of a majority vote, the Board of Directors will view as the selection of the stockholders the frequency alternative that receives the greatest number of votes.
What is the effect of not voting?
If you are a stockholder of record and submit a signed Proxy without specifying a choice on any given matter to be considered at the Annual Meeting, the Proxy holders will vote your shares according to the Board of Director's recommendation on the matter. If you are a stockholder of record and you do not submit a Proxy Card or vote at the Annual Meeting, your un-voted shares will not count toward the quorum requirement or any proposal considered at the Annual Meeting.
If you hold shares in a brokerage account, then, under NYSE rules and Delaware corporation law:

•	Election of Directors
With respect to the election of directors, your broker is not entitled to vote your shares on this matter if no instructions are received from you. If your broker does not vote (a “broker non-vote”), this is not considered a vote cast and, therefore, will have no effect on the election of directors.

•	Ratify Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm
With respect to ratification of the appointment of an independent registered accounting firm, your broker is entitled to vote your shares on this matter if no instructions are received from you so there will be no broker non-votes on this proposal. Abstentions will be counted against this matter.

•	Approval of Compensation of our Named Executive Officers as Disclosed in this Proxy Statement
With respect to the advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement, your broker is not entitled to vote your shares on this matter if no instructions are received from you. Broker non-votes will be counted neither for nor against this matter. Abstentions will be counted against this matter.

•	Selection of the Frequency for a Stockholder Vote on the Compensation of our Named Executive Officers in Future Years
With respect to the advisory vote on the selection of the frequency with which stockholders will vote on the compensation of our named executive officers in future years, your broker is not entitled to vote your shares on this matter if no instructions are received from you. Broker non-votes will be counted neither for nor against any frequency alternative. Abstentions will be counted as a vote against all of the frequency alternatives.
How many votes do I have and can I cumulate my votes?
You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.
Will my vote be confidential?
Yes. We will continue our practice of keeping the votes of all stockholders confidential.  Specific stockholder votes will not be disclosed to our directors, officers, employees or agents, except:

•	as necessary to meet applicable legal requirements;

•	in a dispute regarding authenticity of Proxies and ballots;

•	in the case of a contested Proxy solicitation, if the other party soliciting Proxies does not agree to comply with the confidential voting policy; or

•	when a stockholder makes a written comment on the Proxy Card or otherwise communicates the vote to management.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

What is the structure of our Board of Directors?
The number of directors on our Board of Directors is fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. Currently, our Board of Directors is comprised of five directors. All current members of the Board of Directors are standing for reelection, to hold office until the next Annual Meeting of Stockholders.
How are nominees evaluated; what are the minimum qualifications?
We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment and demonstrated leadership skills. We also endeavor to have a Board of Directors representing a range of experiences in areas that are relevant to the Company's business activities.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of the Company's business and structure. The directors' experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nominations are included in their individual biographies.

•
Leadership Experience. We believe that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide the Company with valuable insights and strategic thinking. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Finance Experience. We believe that an understanding of finance and the financial reporting process is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to our success and developing stockholders' confidence in our reporting processes under the Sarbanes-Oxley Act of 2002. We expect all of our directors to be financially literate.

•
Consumer Products Experience. We seek to have directors with experience as executives, directors or in other leadership positions in the industries in which we participate. We seek directors that have experience in managing consumer product businesses.

•
Marketing Experience. The Company seeks to grow organically by identifying and developing opportunities for expanding distribution of its existing product offerings while also developing and launching new products to sell into the market. Therefore, marketing expertise is important to us.

What role does diversity play in the selection of members of the Board?

In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, diversity of age, gender and ethnic background and professional experience. Although the Board has not established specific goals with respect to diversity, the Board believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board believes that diversity is important because various points of view contribute to a more effective, engaged Board and better decision-making processes.

Who are the nominees this year?

The nominees for the Board of Directors consist of five nominees who were elected at our 2010 Annual Meeting of Stockholders. If elected, each nominee would hold office until the 2012 Annual Meeting of Stockholders and until his respective successor is elected and qualified or until his earlier death, removal or resignation. These nominees, their ages at the date of this Proxy Statement and the year in which they first became directors are set forth in the table below. The Board of Directors has affirmatively determined that each of these nominees, other than Mr. Mannelly, is independent from the Company and its management.

Name	Age	Director Since
Matthew M. Mannelly	53	September 2009
Gary E. Costley	67	November 2004
John E. Byom	57	January 2006
Charles J. Hinkaty	61	May 2010
Patrick M. Lonergan	76	May 2005

What are the backgrounds and qualifications of this year's nominees?
Matthew M. Mannelly, Director, President and Chief Executive Officer, has served as President and Chief Executive Officer of the Company since September 2009. Prior to joining the Company, he served as the President and Chief Executive Officer of Cannondale Bicycle Corporation from 2005 to 2008 and President from 2003 to 2004. From 2002 to 2003, Mr. Mannelly served as President of the Americas for Paxar Corporation. From 2000 to 2002, he served as Chief Marketing Officer for the United States Olympic Committee. From 1993 to 2000, Mr. Mannelly held positions with increasing responsibility at Nike, Inc. where he was Global Director of Retail Development from 1996 to 2000, Category Business Director for the Tennis Division from 1994 to 1996, and General Manager of Sport Specialties from 1993 to 1994. Mr. Mannelly received a B.S. in Economics from Boston College and an M.B.A. in Marketing from the University of North Carolina at Chapel Hill.

Director Qualifications:

•
Leadership Experience - Served as President and Chief Executive Officer of Cannondale Bicycle Corporation; President of the Americas for Paxar Corporation; held various leadership positions at Nike, Inc.

•
Financial Experience - Served as President and Chief Executive Officer of Cannondale Bicycle Corporation; as President of the Americas for Paxar Corporation where he was responsible for profit and loss management

•
Marketing Experience - Served as Chief Marketing Officer for United States Olympic Committee; Director of Marketing for Gatorade®; received an M.B.A. in Marketing; recipient of 2008 Academy of Marketing Science Distinguished Marketer of the Year

•	Consumer Products Experience - Has extensive experience in packaged goods, sports, fitness, and apparel for world class consumer brand names including Cannondale, Nike®, Quaker Oats® and Gatorade®

Gary E. Costley, Ph.D., Lead Director, has served as a director since November 2004 and lead director since September 2009. Most recently, Dr. Costley served as managing partner at C&G Capital and Management, a private investment company, which he joined in July 2004. He previously served from 2001 to June 2004 as Chairman and Chief Executive Officer of International Multifoods Corporation and from 1997 to 2001 as its Chairman, President and Chief Executive Officer. From 1995 to 1996, Dr. Costley served as Dean of the Graduate School of Marketing at Wake Forest University. Prior to that time, Dr. Costley spent 24 years with the Kellogg Company where he held various positions of increasing responsibility, including his most recent role as President of Kellogg North America. Dr. Costley earned a B.S. in Animal Science and both an M.S. and Ph.D. in Nutrition from Oregon State University. Dr. Costley is currently a director of Principal Financial Group Inc., Tiffany & Co. and Covance Inc. Dr. Costley has served on the boards of Pharmacopeia Inc. and Accelyrs, Inc.
Director Qualifications:

•	Leadership Experience - Former managing partner of C&G Capital and Management; served as Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

•	Financial Experience - Former managing partner of C&G Capital and Management; served as Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

•	Marketing Experience - Served as Dean of the Graduate School of Marketing at Wake Forest University

•	Consumer Products Experience - Served as Chief Executive Officer of International Multifoods Corporation; former President of Kellogg North America

John E. Byom, Director, was appointed as director in January 2006. Mr. Byom is currently Chief Executive Officer of Classic Provisions Inc. which he joined in October 2007. Mr. Byom was previously the Chief Financial Officer of International Multifoods Corporation. He left International Multifoods Corporation in March 2005 after 26 years, including four years as Vice President Finance and Chief Financial Officer, from March 2000 to June 2004. Subsequent to the sale of International Multifoods Corporation to The J.M. Smucker Company in June 2004, Mr. Byom was President of Multifoods Foodservice and Bakery Products. Prior to his time as Chief Financial Officer, Mr. Byom was President of U.S. Manufacturing from July 1999 to March 2000, and Vice President Finance of IT for the North American Foods Division from 1993 to 1999. Prior to 1993 he held various positions in finance and was an internal auditor for International Multifoods Corporation from 1979 to 1981. Mr. Byom earned his B.A. in Accounting from Luther College. Mr. Byom is currently a director of MGP Ingredients Inc.

Director Qualifications:

•
Leadership Experience - Chief Executive Officer of Classic Provisions Inc.; served as President of Multifoods Foodservice and Bakery Products and U.S. Manufacturing for International Multifoods Corporation

•
Financial Experience - Served as Chief Financial Officer of International Multifoods Corporation; held several leadership positions in finance; served as internal auditor for International Multifoods Corporation

•
Consumer Products Experience - Chief Executive Officer of Classic Provisions Inc.; served as Chief Financial Officer of International Multifoods Corporation; served as President of Multifoods Foodservice and Bakery Products and U.S. Manufacturing for International Multifoods Corporation

Charles J. Hinkaty, Director, was appointed as a director in May 2010. Mr. Hinkaty was the President and Chief Executive Officer of Del Laboratories, Inc. from August 2005 through his retirement in January 2008. Prior to that, Mr. Hinkaty was the Chief Operating Officer of Del Laboratories, Inc. from January 2005 to August 2005, and Vice President of Del Laboratories, Inc. and President of its subsidiary, Del Pharmaceuticals, Inc., from 1985 to January 2005. Mr. Hinkaty earned a B.S. and M.S. in Mathematics from Polytechnic Institute of New York University, and presently serves as Trustee of New York University. Mr. Hinkaty is currently a director of Lornamead Ltd., Physicians Formula Holdings, Inc., Renfro, Inc. and W.F. Young, Inc. Mr. Hinkaty served as a director of Del Laboratories, Inc. from 1986 to 2008, FGX International, Inc. and Sterling Infosystems, Inc. He also led the Consumer Healthcare Products Association as its Chairman from 1999 to 2001.
Director Qualifications:

•	Leadership Experience/Financial Experience/ Consumer Products Experience - Served as President and Chief Executive Officer and Chief Operating Officer of Del Laboratories, Inc.

•
Marketing Experience - Served as President and Chief Executive Officer and Chief Operating Officer of Del Laboratories, Inc.; twelve years of marketing experience at Bristol Myers Squibb Company in which he served in positions of increasing responsibility, including Director of Marketing and Director of Strategic Planning and Development

Patrick M. Lonergan, Director, was appointed as a director in May 2005. Mr. Lonergan is the co-founder, Chief Executive Officer and President of Numark Laboratories, Inc. since January 1989. Prior to founding Numark Laboratories, Inc., Mr. Lonergan was employed from 1959 to 1989 in various senior capacities by Johnson & Johnson, including Vice President & General Manager. Mr. Lonergan earned a B.S. in Business from Northern Illinois University. Mr. Lonergan served on the Board of Directors of Johnson & Johnson Products Inc., where he was the Chairman of the Health Care Division Management Committee. Mr. Lonergan also served as a director of Ventus Medical, Inc. and Zila Pharmaceuticals, Inc. Mr. Lonergan is currently Vice Chairman of the Board of Directors of the Consumer Healthcare Products Association, a director of AccuDial Pharmaceutical, Inc. and a trustee for St. Hubert's Animal Welfare.
Director Qualifications:

•
Leadership Experience/Marketing Experience/Consumer Products Experience - Co-founder and Chief Executive Officer of Numark Laboratories, Inc.; served as Vice President and General Manager of Johnson & Johnson

How are our directors compensated?

Annually, the Compensation Committee reviews and recommends to the Board of Directors any changes in compensation for directors. Unless changed, each of our directors other than Mr. Mannelly receives the following cash and equity compensation for his services as a director:

•	a one-time grant of our common stock equal to $20,000 awarded on the date of the first Annual Meeting of Stockholders after appointment;

•
an annual grant of restricted stock units valued at $50,000 awarded on the date of each Annual Meeting of Stockholders, which restricted stock units vest one year after the date of grant so long as membership on the Board of Directors continues through the vesting date with settlement in common stock to occur on the earliest of the director's death, disability or the six month anniversary of the date on which the director's Board membership ceases for reasons other than death or disability;

•	a $25,000 annual retainer fee paid in equal quarterly installments; and

•	attendance fees in accordance with the following table:

Meeting	Fee
Board of Directors (in person)	$1,500
Committee (in person)	$1,000
Board of Directors and Committee (by telephone)	$750
The Chairman of each of our standing committees and our Lead Director receive the additional fees set forth in the following table for their services in their respective capacities:

Position	Annual Fee
Chairman of the Audit Committee	$7,500
Chairman of the Compensation Committee	$5,000
Chairman of the Nominating and Corporate Governance Committee	$5,000
Lead Director	$45,000

Our directors are also reimbursed for out-of-pocket expenses incurred in connection with Board of Directors and/or Committee participation.

Please see the Director Compensation table later in this Proxy Statement for information regarding the compensation paid to our directors during 2011.

Are there any family relationships between our directors and executive officers?

There are no family relationships between or among any of our directors and executive officers.

How many votes are needed to elect directors?
The affirmative vote of a plurality of the votes cast in person or by Proxy at the Annual Meeting of Stockholders is necessary for the election of directors (assuming a quorum of a majority of the outstanding shares of common stock is present). This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees.
What does the Board of Directors recommend?
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.
GOVERNANCE OF THE COMPANY
What is Corporate Governance and how do we implement it?
Corporate governance is a set of rules established by the Company to ensure that its directors, executive officers and employees conduct the Company's business in a legal, impartial and ethical manner. Our Board of Directors has a strong commitment to sound and effective corporate governance practices. Our management and our Board of Directors have reviewed and continue to monitor our corporate governance practices in light of Delaware corporate law, United States federal securities laws, the listing requirements of the NYSE and other best practices.

What documents establish and implement our Corporate Governance practices?
The Code of Conduct Policy, the Code of Ethics for Senior Financial Employees, the Policy and Procedures for Complaints Regarding Accounting, Internal Controls and Auditing Matters, the Corporate Governance Guidelines, the Related Persons Transaction Policy, the Stock Ownership Guidelines, the Clawback Policy and the Charters of our Audit, Compensation and Nominating and Corporate Governance Committees were adopted by the Company for the purpose of transparency in our governance practices, as well as promoting honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and compliance with all applicable rules and regulations that apply to the Company and its officers, employees and directors.

Are our directors and executive officers required to own a minimum amount of our common stock?
The Board of Directors has adopted Stock Ownership Guidelines for the Board of Directors and executive officers of the Company in order to align their interests with the Company's stockholders. Each person subject to the Stock Ownership Guidelines is expected to be fully compliant by the later of the fifth anniversary of the event requiring compliance or February 5, 2013, the fifth anniversary of the date of adoption of the Stock Ownership Guidelines by the Board of Directors. The following equity interests are included for purposes of determining compliance with the Stock Ownership Guidelines:

•	Shares of the Company purchased on the open market or in privately negotiated transactions

•	Shares of the Company acquired by inheritance or gift

•	Shares of the Company held by immediate family members

•	Vested Founder Shares

•	Shares of the Company held in trust for the benefit of the director or executive officer or the director's or executive officer's immediate family members

•	Vested Restricted Stock and Restricted Stock Units of the Company

•	Vested Performance Share Units

•	Vested “in-the-money” stock options

The following equity interests are not included for purposes of determining compliance with the Stock Ownership Guidelines:

•	Unvested Restricted Stock and Restricted Stock Units

•	Unvested stock options

•	Vested but “not-in-the-money” stock options

The Stock Ownership Guidelines are summarized as follows:

Office	Value of Stockholdings Required to be Owned
Non-Employee Director	5X Annual Cash Retainer (exclusive of meeting fees and expense payments)
Chief Executive Officer	4X Annual Salary (exclusive of annual bonus)
Chief Financial Officer, Chief Marketing Officer and General Counsel	3X Annual Salary (exclusive of annual bonus)
Remaining senior executive officers	2X Annual Salary (exclusive of annual bonus)

Do we have a policy regarding the recovery of incentive-based compensation paid to executive officers if we restate our financial statements?

Yes. On May 10, 2011, the Board of Directors formalized the Company's prior unwritten Clawback Policy by adopting a written Clawback Policy which is available at the Investor Relations tab on the Company's corporate website at www.prestigebrands.com. Pursuant to the Clawback Policy, in the event that the Company is required to restate its financial statements due to material non-compliance with any financial reporting requirement under the United States federal securities laws, the Company shall, subject to the terms of the Clawback Policy, seek to recover from senior management any incentive-based compensation (which is granted on or after May 10, 2011) paid to or received by, or to be paid to, senior management for the three years immediately preceding the period for which the Company is required to restate its financial statements insofar as such incentive compensation is a result of errors within the financial statements that are required to be restated. The amount of the incentive-based compensation that the Company shall seek to recover shall be the difference between the amount of the incentive-based compensation received by senior management based on the erroneous financial statements and the amount of incentive-based compensation that would have been paid to senior management based on the financial statements as restated.

Where can I access the Company's Corporate Governance documents?

The documents described in the second question of this Governance of the Company Section may be accessed at the Investor Relations tab of www.prestigebrands.com, our Internet website. In addition, you may request, without charge, a copy of the foregoing documents by submitting a written request for any of such materials to: Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary.

How often did the Board of Directors meet in 2011?
The Board of Directors held ten meetings during 2011. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he serves. Each of our directors attended 75% or more of the total number of meetings of the Board of Directors and those Committees on which he served during the last fiscal year. The Board of Directors expects that its members will attend the Annual Meetings of Stockholders. All directors who were members of our Board of Directors at the time of the 2010 Annual Meeting of Stockholders attended such meeting.
Do we have a Chairman of the Board?
No. The Board of Directors has not appointed anyone to serve as the Chairman of the Board. However, the Board of Directors has appointed Dr. Costley as Lead Director. The Board of Directors has considered how to structure its leadership and determined that appointing Dr. Costley as its independent and non-executive Lead Director optimizes the effectiveness of the Board of Directors and the implementation of the Company's corporate governance policies through independent leadership. We also believe that the current structure of our Board of Directors allows the independent directors to effectively oversee Company management and key issues related to strategy, risk and integrity.

What are the responsibilities of a Lead Director?
The Lead Director acts in a leadership capacity with respect to the Board of Directors and consults with the Chief Executive Officer of the Company between meetings of the Board of Directors. The Lead Director presides over non-management and executive sessions of the Board of Directors.

What Committees have been established by the Board of Directors?
The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. As required by the NYSE, all members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent directors. The following table sets forth the current membership of the Company's standing committees:

Committee	Membership
Audit Committee	John E. Byom (Chairman) Gary E. Costley Charles J. Hinkaty Patrick M. Lonergan
Compensation Committee	Charles J. Hinkaty (Chairman) John E. Byom Gary E. Costley Patrick M. Lonergan
Nominating and Corporate Governance Committee	Patrick M. Lonergan (Chairman) John E. Byom Gary E. Costley Charles J. Hinkaty
Who are our independent directors?
In accordance with the NYSE's listing requirements, the Board of Directors has evaluated each of its member's independence from the Company and its management. In its review of each director's independence, the Board of Directors reviewed whether any transactions or relationships exist currently or, existed during the past three years, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors. The Board of Directors also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review of the Board of Directors and the NYSE's definition of “independence,” the Board of Directors has determined that a majority of the Board of Directors is “independent.” The independent directors currently are Messrs. Byom, Costley, Hinkaty and Lonergan.

The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Mr. Byom is an “audit committee financial expert” as that term is defined by SEC regulations.

Does the Board of Directors evaluate itself and its committees?
Yes. Every year the Board of Directors and its Committees complete a self-evaluation of their performance through written questionnaires and follow-up discussion by the Board of Directors and the respective Committees. In the event the Board of Directors or its Committees determine that modifications to their practices are required, they will promptly institute the required changes to the Company's corporate governance practices and the documents through which such practices are effectuated.
What role does the Board play in the oversight of risk management?
The Board implements its risk oversight function both as a whole and through its Committees. Throughout the year, the Board and the Committees to which it has delegated responsibility conduct risk assessments and discuss identified risks and how to eliminate or mitigate such risks.
Management communicates routinely with the Board and its Committees on significant risks and how they are being managed, and directors are free to communicate directly with senior management. Management believes that the Company has developed effective internal control processes to identify and manage risks.
The Audit Committee has primary responsibility for overseeing the Company's risk management. It oversees risks related to the Company's financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company's ethics and compliance program. The Compensation Committee evaluates the risks associated with the Company's compensation philosophy and programs. The Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, the Company's Code of Conduct and Code of Ethics. In addition, the Board is routinely informed of developments at the Company that could affect the Company's risk profile and business in general.
How can I communicate with the Board of Directors?
Stockholders and other interested parties may send communications to the Board of Directors or any Committee thereof or any individual director by writing to the Board of Directors, such Committee or such individual director at Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. The Secretary will distribute all stockholder and other interested party communications to the intended recipients and/or distribute to the entire Board of Directors, as appropriate.

In addition, stockholders and other interested parties may also contact the Lead Director or the non-management directors as a group by writing to the Lead Director c/o Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. The Secretary will forward all stockholder and other interested party communications to the Lead Director who will review and distribute, if addressed to the non-management directors, all stockholder and other interested party communications to the non-management directors as a group.

What are our Complaint Procedures?
Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee c/o Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.” Alternatively, complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by our employees confidentially and anonymously by contacting the Company's TeleSentry Hotline. TeleSentry is an independent third party that the Company has retained to receive anonymous complaints from the Company's employees. TeleSentry may be reached by telephone at (888) 883-1499 or by mail at P.O. Box 161, Westport, CT 06881. TeleSentry may also be contacted by e-mail at resp@telesentry.org.

What are the responsibilities of the Audit Committee?
The Audit Committee is responsible for, among other things:
(1) the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing and issuing an audit report on our annual financial statements;
(2) reviewing the independence of the independent registered public accounting firm and taking, or recommending that our Board of Directors take, appropriate action to oversee their independence;

(3) approving, in advance, all audit and non-audit services to be performed by the independent registered public accounting firm;
(4) overseeing our accounting and financial reporting processes and the audits of our financial statements;
(5) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
(6) engaging independent counsel and other advisers as the Audit Committee deems necessary;
(7) determining compensation of the independent registered public accounting firm, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;
(8) reviewing and assessing the adequacy of the Audit Committee's formal written charter on an annual basis;
(9) reviewing policies for risk assessment and risk management and management's monitoring and controlling of risk exposure, including the structure and sufficiency of the Company's risk control organization, any significant changes to corporate risk control policies and significant risk control issues; and
(10) handling such other matters as are specifically delegated to the Audit Committee by our Board of Directors from time to time.
Our Board of Directors adopted a written charter for our Audit Committee, which is available to our stockholders and other interested parties at the Investor Relations tab on our website at www.prestigebrands.com or is also available in print to any stockholder or other interested party who makes such a request to the Company's Secretary. PricewaterhouseCoopers LLP currently serves as our independent registered public accounting firm. The Audit Committee met nine times during 2011.
What are the responsibilities of the Compensation Committee?
The Compensation Committee is responsible for, among other things:
(1) determining, or recommending to our Board of Directors for determination, the compensation and benefits of all of our executive officers and non-employee directors;
(2) reviewing our compensation and benefit plans to ensure that they meet corporate objectives, as well as evaluating the risk associated with the compensation and benefit plans;
(3) administering our stock plans and other incentive compensation plans; and
(4) handling such other matters as are specifically delegated to the Compensation Committee by our Board of Directors from time to time.
Our Board of Directors adopted a written charter for our Compensation Committee, which is available to our stockholders and other interested parties at the Investor Relations tab on our website at www.prestigebrands.com or is also available in print to any stockholder or other interested party who makes such a request to the Company's Secretary. Pursuant to the charter, the Compensation Committee may delegate its authority and duties to one or more subcommittees, individual members of the Compensation Committee, other members of the Board or management, as it deems appropriate, in accordance with applicable laws and regulations. In addition, the Compensation Committee may, in its sole discretion and at the Company's expense, retain and terminate such independent consultants or experts as it deems necessary or appropriate in the performance of its duties. The Compensation Committee met five times during 2011.
What are the responsibilities of the Nominating and Corporate Governance Committee?
The Nominating and Corporate Governance Committee is responsible for, among other things:
(1) selecting, or recommending to our Board of Directors for selection, nominees for election to our Board of Directors;
(2) making recommendations to our Board of Directors regarding the size and composition of the Board of Directors and its Committees and retirement procedures affecting members of the Board of Directors;
(3) monitoring our performance in meeting our obligations in internal and external matters and our principles of corporate governance;
(4) monitoring risks related to its areas of responsibility, including, along with the Audit Committee, the Company's Code of Conduct and Code of Ethics; and

(5) handling such other matters as are specifically delegated to the Nominating and Corporate Governance Committee by our Board of Directors from time to time.
Our Board of Directors adopted a written charter for our Nominating and Corporate Governance Committee, which is available to our stockholders and other interested parties at the Investor Relations tab on our website at www.prestigebrands.com or is also available in print to any stockholder or other interested party who makes such a request to the Company's Secretary. The Nominating and Corporate Governance Committee met four times during 2011.
The Nominating and Corporate Governance Committee will consider as potential nominees for director individuals properly recommended by stockholders. Recommendations concerning individuals proposed for consideration by the Nominating and Corporate Governance Committee should be addressed to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies the person for consideration, and a statement that the person has agreed to serve if nominated and elected. Stockholders who themselves wish to effectively nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating and Corporate Governance Committee for its consideration, are required to comply with the advance notice and other requirements set forth in the Company's Amended and Restated Bylaws, as amended (the “Amended and Restated Bylaws”), and any applicable requirements of the Exchange Act.
The Nominating and Corporate Governance Committee identifies potential candidates for nomination as directors based on recommendations by our executive officers or directors. Generally, candidates have significant leadership, finance, consumer products and marketing experience. As noted above, the Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating candidates for nomination, the Nominating and Corporate Governance Committee will consider the factors it believes to be appropriate, which would generally include the candidate's personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the interests of our stockholders. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating and Corporate Governance Committee by officers or directors of the Company or by a stockholder.
PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who has the Audit Committee selected as our independent accounting firm for 2012?
The Audit Committee has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company's financial statements and evaluate its systems of internal control over financial reporting for 2012. However, the Audit Committee may, in its discretion decide to engage another independent registered public accounting firm as the Company's auditor for 2012. In making the decision to reappoint PricewaterhouseCoopers LLP, the Audit Committee has considered whether the provision of the non-audit services rendered by PricewaterhouseCoopers LLP is incompatible with maintaining that firm's independence from the Company.
Is stockholder approval required for the appointment of an independent accounting firm for 2012?
Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by applicable legal requirements. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors. However, the Audit Committee and the Board of Directors may, in their discretion, still direct the appointment of PricewaterhouseCoopers LLP. Likewise, stockholder ratification of the selection of PricewaterhouseCoopers LLP would not prevent the Audit Committee, in its discretion, from selecting and engaging another independent registered public accounting firm.

Will representatives of PricewaterhouseCoopers LLP attend the Annual Meeting?
Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Principal Accountant Fees and Services
What fees were paid to our independent accounting firm in 2011 and 2010?
For 2011 and 2010, the following fees were billed by PricewaterhouseCoopers LLP to the Company for the indicated services:

	2011	2010
Audit Fees	$799,000	$694,900
Audit-Related Fees	$231,577	—
Tax Fees	—	—
All Other Fees	—	$82,250
Total Independent Accountant's Fees	$1,030,577	$777,150

Audit Fees. Consisted of fees billed for professional services rendered for (i) the audit of our consolidated financial statements and internal control over financial reporting; (ii) the review of the interim consolidated financial statements included in quarterly reports; and (iii) the services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consisted of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services included the audit of the financial statements for Blacksmith Brands Holdings, Inc. which we acquired on November 1, 2010 and due diligence services provided by PricewaterhouseCoopers LLP during 2011.
Tax Fees. Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, customs and duties and tax planning.

All Other Fees. Consisted of fees for products and services, other than the services reported above, for accounting services provided in connection with our debt refinancing which was consummated on March 24, 2010.
Has the Audit Committee determined PricewaterhouseCoopers LLP's independence from the Company?
The Audit Committee has considered the non-audit services provided by PricewaterhouseCoopers LLP and determined that the provision of such services had no effect on PricewaterhouseCoopers LLP's independence from the Company.

How does the Audit Committee pre-approve services provided by the independent accounting firm?
The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2011, all audit and non-audit services were approved in accordance with the Audit Committee's pre-approval policy.

How many votes are needed to ratify the appointment of our independent accounting firm for 2012?
Approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present at the Annual Meeting of Stockholders and entitled to vote on the proposal (assuming a quorum of a majority of the outstanding shares of common stock is present).

What does the Board of Directors recommend?
THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF PricewaterhouseCoopers LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

PROPOSAL NO. 3 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Why are we submitting this matter to you?

We are required by the SEC's proxy rules and by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) to provide our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our named executive officers contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation as described in this Proxy Statement. Our executive compensation program is described in the Compensation Discussion and Analysis (“CD&A”), executive compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the CD&A, beginning on page 23 of this Proxy Statement, describes the Company's executive compensation program in detail, and we encourage you to review it.

What are you being asked to vote on?
Stockholders are being asked to vote either for or against the following resolution:

RESOLVED, that the stockholders of Prestige Brands Holdings, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures included in this Proxy Statement.

Is this vote binding?

No. As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee or creating or implying any additional fiduciary duty for the Board. Further, it will not affect any compensation paid or awarded to any executive officer. The Compensation Committee and the Board will, however, take into account the outcome of the vote when considering future executive compensation arrangements.

What vote is required for approval of the Say-on-Pay proposal?

The approval of this proposal requires the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote on this proposal (assuming a quorum of a majority of the outstanding shares of common stock is present). However, even if this proposal is not approved by the required vote, the Board and the Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements, particularly if the votes cast against the resolution exceed the number of votes cast in favor of the resolution.

What does the Board recommend?

For all of the reasons discussed in our CD&A beginning on Page 23 of this Proxy Statement, our Board of Directors unanimously recommends a vote FOR the approval, in a non-binding advisory vote, of the compensation of our named executive officers as described in this Proxy Statement.
PROPOSAL NO. 4 - ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Why are we submitting this matter to stockholders?

We are required by the SEC's proxy rules and by the Dodd-Frank Act to provide our stockholders with the opportunity to vote on whether future “Say-on-Pay” votes, such as that in Proposal 3 above, should be presented to stockholders every one, two or three years. We refer to this vote as a “Say-When-on-Pay” proposal. Additionally, we are required to present a Say-When-on-Pay vote to stockholders at least once every six years.

What are you being asked to vote on?

Stockholders are being asked to vote on whether future “Say-on-Pay” votes, such as that in Proposal 3 above, should be presented to stockholders every one, two, or three years. Stockholders may indicate whether they would prefer a “Say-on-Pay” advisory vote every one, two or three years. In addition, stockholders may abstain from voting.

Is this vote binding?

No. The Say-When-on-Pay vote is advisory only and will not be binding on the Board or the Compensation Committee. However, the Board of Directors and the Compensation Committee recognize the importance of receiving input from our stockholders on important issues such as executive compensation and will take into account the outcome of the vote when considering the frequency with which future “Say-on-Pay” votes will be held.

What vote is required for approval of the frequency vote?

The selection of one of the three frequency options requires the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote on this proposal (assuming a quorum of a majority of the outstanding shares of common stock is present). However, if this proposal does not receive the required majority vote, the option of one year, two years or three years that receives the greatest number of votes cast will be deemed the frequency for the “Say-on-Pay” votes that stockholders prefer.

What should stockholders consider in determining what they consider to be the most appropriate frequency vote?

Stockholders should consider what they believe to be the optimal frequency for a Say-on-Pay vote from a corporate governance perspective. Our Board of Directors has recommended an annual Say-on-Pay vote for executive compensation which ensures timely and frequent feedback from our stockholders regarding executive compensation. Our Board of Directors believes that an annual Say-on-Pay vote for executive compensation is a critical component of corporate governance which will provide timely and frequent insight to the Board of Directors as it develops executive compensation programs on an annual basis.
Stockholders who have concerns about executive compensation during the interval between Say-on-Pay votes are welcome to bring their specific concerns to the attention of our Board of Directors. Please refer to “How can I communicate with the Board of Directors?” on Page 13 of this Proxy Statement for information about communicating with our Board.

What consideration will the Board give to the outcome of the frequency vote?

We understand that our stockholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation. We look forward to the input that our stockholders will provide through this frequency vote, and we will carefully consider and take into account our stockholders' votes and any additional insights that we obtain into the voting results when determining how often to conduct future Say-on-Pay votes. We will periodically reassess how often to hold a Say-on-Pay vote and may decide that it is in the best interests of our stockholders to conduct future Say-on-Pay votes on a more or less frequent basis than that preferred by our stockholders. Factors that might cause the Board of Directors to vary its practice include discussions with stockholders and the adoption of material changes to compensation programs.
What frequency does the Board recommend for Say-on-Pay votes?
Our Board of Directors recommends, after careful consideration, that a Say-on-Pay vote should be held EVERY YEAR at the Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 17, 2011 by: (1) each of the executive officers named in the Summary Compensation table on page 34-35 (“Named Executive Officer”); (2) each of our directors; (3) all directors and executive officers as a group; and (4) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding shares of common stock. All information with respect to beneficial ownership of a five percent beneficial owner of our common stock was obtained from such beneficial owner's Schedule 13G filed with the SEC. Unless otherwise indicated, (i) each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his, her or its name; and (ii) the address of each person named in the table below is c/o Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533.

	Shares Beneficially Owned
Name of Beneficial Owner	Number (1)	Percentage (2)
5% Stockholders:
FMR LLC (3)	7,505,743	14.9%
Wells Fargo & Company (4)	4,597,013	9.2%
First Manhattan Co. (5)	3,126,426	6.2%
Dimensional Fund Advisors LP (6)	3,763,292	7.5%
Directors and Named Executive Officers:
Matthew M. Mannelly (7)	240,424	*
Peter J. Anderson (8)	—	—
Timothy J. Connors (9)	33,333	*
Eric S. Klee (10)	18,635	*
Ronald M. Lombardi	—	*
John Parkinson (11)	65,648	*
John E. Byom	16,249	*
Gary E. Costley	20,352	*
Charles J. Hinkaty	2,478	*
Patrick M. Lonergan	21,552	*
All directors and executive officers as a group (11 persons)	485,245 (12)	1%
____________
* Denotes less than one percent.

(1)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security; or (b) investment power which includes the power to dispose, or to     direct the disposition, of such security. In addition, a person is deemed to be the beneficial owner of a     security if that person has the right to acquire beneficial ownership of such security within 60 days of June 17, 2011. Any security not within the foregoing classifications has been excluded from this table.

(2)	Percent is based on 50,224,635 shares of our common stock outstanding as of June 17, 2011.
(3)
The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. FMR LLC has sole voting power with respect to 716,907 shares and sole dispositive power with respect to 7,505,743 shares. Edward C. Johnson 3d has sole dispositive power with respect to all such shares. The information disclosed herein was obtained from the Schedule 13G/A jointly filed with the SEC by FMR LLC and Edward C. Johnson 3d on February 14, 2011.

(4)
The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104. Wells Fargo & Company has sole voting power with respect to 4,032,718 shares, sole dispositive power with respect to 4,542,191 shares, and shared dispositive power with respect to 26,608 shares. Wells Capital Management Incorporated holds sole voting power with respect to 931,677 shares and sole dispositive power with respect to 4,503,185 shares. Wells Fargo Funds Management, LLC has sole voting power with respect to 3,005,065 shares and sole dispositive power with respect to 26,216 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by Wells Fargo & Company on behalf of itself and Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Wells Fargo Bank, N.A., and Wells Fargo Advisors LLC, on January 20, 2011.

(5)
The address for First Manhattan Co. is 437 Madison Avenue, New York, New York 10022. First Manhattan Co. has sole voting and dispositive power with respect to 911,600 shares, shared voting power with respect to 2,054,533 shares, and shared dispositive power with respect to 2,214,826 shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by First Manhattan Co. on February 14, 2011.

(6)
The address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional Fund Advisors LP has sole voting power with respect to 3,634,637 shares and sole dispositive power with respect to all of the reported shares. Dimensional Fund Advisors LP serves as investment advisor, sub-advisor and/or manager to certain investment companies, group trusts and accounts that own all of the reported shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares. The information disclosed herein was obtained from the Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 11, 2011.

(7)	Includes 225,000 shares of the Company's common stock underlying a stock option that vested and became exercisable on September 2, 2010.
(8)	Mr. Anderson's employment with the Company ceased on December 2, 2010; as a result thereof, the Company has no knowledge of Mr. Anderson's ownership of the Company's common stock as of June 17, 2011.
(9)	Includes 33,333 shares of the Company's common stock underlying a stock option that vested and became exercisable on April 19, 2011.
(10)
Includes (i) 738 shares of the Company's common stock underlying a stock option that vested and became exercisable on May 25, 2008, 2009 and 2010; (ii) 851 shares of the Company's common stock underlying a stock option that vested and became exercisable on May 30, 2009; (iii) 850 shares of the Company's common stock underlying a stock option that vested and became exercisable on May 30, 2010 and 2011; and (iii) 11,600 shares of the Company's common stock underlying a stock option that partially vested and became exercisable on of April 8, 2011.

(11)
Includes (i) 6,796 shares of the Company's common stock underlying a stock option that vested and became exercisable on May 25, 2008; (ii) 6,795 shares of the Company's common stock underlying a stock option that vested and became exercisable on May 25, 2009 and 2010; (iii) 7,381 shares of the Company's common stock underlying a stock option that vested and became exercisable on May 30, 2009, 2010 and 2011; and (iv) 10,069 shares of the Company's common stock underlying a stock option that partially vested and became exercisable on of April 8, 2011.

(12)	Includes the number of shares of the Company's common stock underlying currently exercisable stock options held by Jean A. Boyko, Ph.D., the Company's Senior Vice President, Science and Technology.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information
The following table sets forth certain information regarding our 2005 Long-Term Equity Incentive Plan as of March 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,621,486 (1)	$8.19	2,858,308 (2)

Equity compensation plans not approved by security holders	—	—	—
Total	1,621,486	$8.19	2,858,308

(1)	Consists of outstanding stock options.

(2)
There are 275,447 shares of common stock reserved for issuance pursuant to grants of non-vested restricted common stock and restricted stock units. The weighted-average grant date price of the non-vested restricted common stock and restricted stock units is $8.46 per share.

Since the Company recently granted equity awards to certain employees of the Company on May 10, 2011, certain restricted common stock vested on May 30, 2011 and stock options were recently exercised, the Company decided to supplement the table above with the table below for transparency and full disclosure purposes. The following table sets forth certain information regarding our 2005 Long-Term Equity Incentive Plan as of June 17, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,869,274 (1)	$8.62	2,457,363 (2)

Equity compensation plans not approved by security holders	—	—	—
Total	1,869,274	$8.62	2,448,384

(1)	Consists of outstanding stock options.

(2)
There are 298,848 shares of common stock reserved for issuance pursuant to grants of non-vested restricted common stock and restricted stock units. The weighted-average grant date price of the non-vested restricted common stock and restricted stock units is $8.77 per share.

COMPENSATION DISCUSSION AND ANALYSIS

The following section is a discussion and analysis of our compensation for our Named Executive Officers listed below:

•	Matthew M. Mannelly, our President and Chief Executive Officer;

•	Peter J. Anderson, our former Chief Financial Officer;

•	Ronald M. Lombardi, our Chief Financial Officer;

•	Timothy J. Connors, our Executive Vice President, Sales and Marketing;

•	Eric S. Klee, our Secretary and General Counsel; and

•	John F. Parkinson, our Senior Vice President, International.

Mr. Anderson's employment with the Company ended on December 2, 2010. Mr. Lombardi's employment with the Company commenced on December 6, 2010.

Executive Summary

The following is a brief overview of the information provided in this section.

Our Performance During 2011. During 2011, the Company's net sales were $297,800,000 and earnings before interest, income taxes, depreciation and amortization (“EBITDA”) were $94,700,000.

Brief Summary of our Compensation Program for 2011.

•
The objective of our executive compensation program is to attract, motivate and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of the Company and its stockholders.

•	Compensation for our executive officers for 2011 included base salary, annual cash incentive awards, and long-term equity awards.

•
Annual cash incentive awards were earned based on the Company's achievement of pre-determined performance goals related to net sales and EBITDA. In certain cases, incentive compensation was increased or decreased based on individual performance reviews.

•	In 2011, certain of our executive officers also received discretionary bonuses related to the Company's performance in 2011.

•
In 2011, long-term equity awards to our executive officers were comprised of restricted stock units that vest on the three-year anniversary of the date of grant and stock options that vest in three equal annual installments commencing on the first anniversary of the date of grant.

•	Each of our executive officers has an employment agreement that provides severance upon a termination of employment without cause or a resignation for good reason.

•	We entered into a Retirement Agreement with Mr. Anderson that provides severance benefits and accelerated vesting of certain equity awards.

Policies and Practices

•
Pursuant to our stock ownership guidelines, our executive officers are required to own a specified value of stock based on a multiple of base salary (4x, in the case of our Chief Executive Officer; 3x, in the case of our Chief Financial Officer, Chief Marketing Officer, and General Counsel; and 2x, in the case of our other senior executive officers.) Please see page 10 of this Proxy Statement for additional information regarding our Stock Ownership Guidelines.

•
Pursuant to our clawback policy, in the event that the Company is required to restate its financial statements, the Company will seek to recover from senior management any incentive-based compensation granted on and after May 10, 2011, for the three years immediately preceding the period for which the Company is required to restate, if such incentive compensation is a result of errors within the financial statements that are required to be restated.

What is the purpose of the Compensation Discussion and Analysis?

This Compensation Discussion and Analysis has been prepared in order to provide a summary of the policies and procedures established by the Company in reviewing and determining compensation for its executive officers. Specifically, the following discussion will outline, among other things, the objectives of executive compensation, the elements of executive compensation, how determinations are made as to specific elements of, and total, executive compensation, severance and change-in-control payments, and executive officer involvement in setting executive compensation.

It is the intent of the Company, through the efforts of the Compensation Committee, to:

•	Motivate our leaders to deliver a high degree of business performance and ensure that their interests are closely aligned with those of our investors;

•	Attract and retain highly qualified senior leaders who can drive a global enterprise to success in today's competitive marketplace;

•	Differentiate compensation so that it varies based on individual and team performance;

•	Establish executive compensation that is competitive with the compensation offered by similarly-situated companies;

•	Focus management on both the Company's short-term and long-term strategy, performance and success; and

•	Assess the Company's risks, if any, related to its compensation practices and programs.

What are the overall objectives of our executive compensation programs?
The Compensation Committee is responsible for setting and administering the policies which govern executive compensation. The general philosophy of our executive compensation programs is to attract, motivate and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of the Company and its stockholders. The Company uses the following types of cash and equity compensation to compensate and reward its executive officers for their performance: base salary, a cash-based annual incentive plan and long-term equity awards comprised of restricted stock or restricted stock units and stock options. The Compensation Committee believes that the elements of compensation that it selected creates a flexible compensation package that focuses and rewards executives for short and long-term performance while aligning the interests of our executive officers with the interests of the Company's stockholders.

Each element of executive compensation described above is determined based on:

•	The executive's level of responsibility and function within the Company;

•	The executive's performance within the Company;

•	The overall performance and profitability of the Company; and

•	Executive compensation offered to similarly-situated executives at peer companies.

Through a combination of salary, incentive-based cash awards and other equity awards, the Compensation Committee desires to provide attractive and competitive compensation to the executive officers, a significant portion of which is contingent upon the Company's performance.

How are our executive compensation programs structured in order to address our objectives?

Performance. Our executive compensation includes a significant amount of performance-based, or at-risk, compensation. The Compensation Committee believes that the use of performance-based compensation allows the Company to tailor the compensation paid to the executive officers to the Company's performance and maintain a compensation system that significantly affects executive compensation in the event the Company does not meet the pre-determined performance goals. Furthermore, by utilizing threshold performance targets as a part of executive compensation, in the event the Company does not meet these targets, performance-based incentive compensation is entirely at-risk and is not paid to the executive officers; however, the Compensation Committee and Board of Directors generally retain and are entitled to exercise their discretion to increase or decrease the size of an award to an employee based on the employee's individual performance or to pay awards that were not earned when the circumstances warrant - i.e., for employee morale and retention purposes.

Alignment. By motivating and incentivizing the executive officers with regard to the Company's short and long-term goals, the Compensation Committee believes that the interests of the executive officers and the Company's stockholders are properly aligned.

Does the Compensation Committee use the services of an independent consultant?

Yes. During 2011, the Compensation Committee retained Compensation Advisory Partners LLC (“CAP”), to conduct an analysis of the Company's total compensation package for executive officers as well as design a long-term incentive program that will assist in driving the Company's strategy and focus key individuals on the long-term success of the Company. CAP benchmarked compensation for the top executives and developed a new sales incentive program for the Company's sales force aimed at facilitating the Company's strategy of profitable revenue growth.
Does the Compensation Committee benchmark use a peer group of companies?

Yes. The group of peer companies identified by CAP, and approved by the Compensation Committee, is currently comprised of the following publicly-traded companies:

•	Elizabeth Arden, Inc.

•	Hain Celestial Group, Inc.

•	Helen of Troy Limited

•	Inter Parfums, Inc.

•	Lifetime Brands, Inc.

•	Maidenform Brands, Inc.

•	Smart Balance, Inc.

•	WD-40 Company

•	Bare Essentials, Inc.

•	Zep, Inc.

The peer group was developed by selecting consumer products companies that have a similar revenue base and market capitalization as the Company.

[continues on next page]

What are the elements of our executive compensation program and why do we pay them?

The following table provides additional information regarding the various elements of our executive compensation.

Pay Element	What the Pay Element Is Intended to Reward	Purpose of the Pay Element
Base Salary	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	Fixed element of compensation designed to recognize the level of job scope and complexity, and the skills, experience, leadership and sustained performance required by the executive.
Annual Cash Incentive Plan	Efforts to achieve annual target revenue and profitability
Variable element of compensation designed to reward the achievement of annual financial targets; ensures compensation is properly tailored to financial performance, including being completely at risk for failure to meet annual financial threshold targets.

Long-Term Incentives
Restricted Stock, Restricted
Stock Units and Stock Options

Efforts to achieve long-term revenue growth and profitability over the three or five year vesting period

Ability to increase and maintain stock price

Continued employment with the Company during the three or five year vesting period

Variable element of compensation designed to (i) provide a mix of long-term incentive awards; (ii) reward achievement of long-term financial performance and strategic corporate initiatives; and (iii) provide a competitive mix of incentives to attract and retain top talent and to further reinforce alignment between the interests of management and stockholders.

How do we determine the types and amounts of executive compensation?

In structuring executive compensation, the Compensation Committee has offered compensation packages targeted at the median level of total executive compensation offered to similarly-situated executive officers at companies in the Company's peer group. In establishing the specific components of executive compensation, the Compensation Committee has based such decisions on the market data and recommendations based on such data provided to it by its independent compensation consultant as well as the strategic planning by the Compensation Committee and the Board of Directors.

Base Salary. Base salary for our executive officers is determined based on the scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group salaries for similarly-situated positions and the recommendation of the Chief Executive Officer (except in the case of his own compensation which is determined by the Compensation Committee and the Board of Directors). Except where an existing agreement establishes an executive's salary, the Compensation Committee reviews executive officers' salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in keeping the Company operating throughout the year. The base salaries paid to our Named Executive Officers during 2011 are set forth in the “Salary” column of the Summary Compensation table on pages 34-35 of this Proxy Statement. The following table sets forth the base salaries to be paid to our Named Executive Officers during 2012:

Name	2012 Salary
Mr. Mannelly	$530,000
Mr. Lombardi	$370,000
Mr. Connors	$350,000
Mr. Klee	$250,000
Mr. Parkinson	$228,500

Annual Cash Incentive Plan. As part of our executive compensation, we have established an annual cash incentive plan which provides our executive officers with the ability to receive additional cash compensation based on a percentage of base salary and the Company's performance. At the start of a fiscal year, management and the Compensation Committee establish performance measures for the annual cash incentive plan. Following the close of the fiscal year, management assesses the Company's actual performance against certain pre-determined performance targets for net sales and EBITDA on an annual basis and determines the amount, if any, of additional cash compensation earned by the executive officers. In order to be eligible to receive cash incentive compensation, the executive must be employed with the Company at the end of the Company's fiscal year.

The Company views the Annual Cash Incentive Plan as a performance-based component of executive compensation that motivates and incentivizes the executive officers for achieving the short-term goals of the Company and its stockholders.

The following table indicates, for the 2011 Annual Cash Incentive Plan, the 2011 net sales, EBITDA and payout levels approved by the Compensation Committee that correspond to the threshold, target and maximum performance by the Company. In determining the amount of any payment under the 2011 Cash Incentive Plan, net sales performance against the net sales target is weighted 20% and EBITDA performance against the EBITDA target is weighted 80%.

Performance Level (Percent of Plan)	Net Sales	EBITDA	Payout (Percent of Annual Cash Incentive Payment) Amount
Threshold (95%)	$271,700,000	$81,100,000	50%
Target (100%)	$286,000,000	$85,400,000	100%
Maximum (105%)	$300,300,000	$89,700,000	200%

Our 2011 net sales and EBITDA were $297,800,000 and $94,700,000, respectively. Pursuant to the 2011 Annual Cash Incentive Plan, our Named Executive Officers received a bonus payout in an amount equal to 197% of their target bonus, subject to certain percentage increases or decreases based on individual performance reviews. The 2011 Annual Cash Incentive Plan payouts to our Named Executive Officers are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table on pages 34-35 of this Proxy Statement.

Performance Matrix for 2012. For the 2012 Annual Cash Incentive Plan, we have developed a performance matrix in which the threshold payout is 50% of target bonus, the target amount is 100% of the target bonus and the maximum payout is 200% of target bonus. Furthermore, the performance goals established under the 2012 Annual Cash Incentive Plan are exclusive of any acquisitions or divestitures that the Company may make during such time period. As a result, in the event the Company consummates an acquisition or a divestiture in 2012, the Compensation Committee has the discretion to modify the performance goals after considering the effect of such acquisition or divestiture on the expected financial performance of the Company.

Equity Awards.    Executive officers of the Company are eligible to receive equity awards under our 2005 Long-Term Equity Incentive Plan. Awards under the 2005 Long-Term Equity Incentive Plan help relate a significant portion of an executive officer's long-term compensation directly to stock price appreciation realized by all of our stockholders and aligns an executive officer's interests with those of our stockholders. Under the 2005 Long-Term Equity Incentive Plan, our executive officers have received restricted common stock, restricted stock units and stock options. Equity grants consisting of restricted stock and stock options were made to certain executive officers and additional employees on May 30, 2008 and May 10, 2011. Equity grants consisting of restricted stock units and stock options were made to the Company's executive officers and a limited number of other employees on April 8, 2010.

On May 30, 2011, the grants of performance-based restricted common stock made on May 30, 2008 to certain executive officers and additional employees of the Company partially vested based on the Company's performance in 2009, 2010 and 2011 and the applicable performance matrixes for such years.

The following table indicates, for the third tranche of the performance-based restricted common stock granted on May 30, 2008, the 2011 net sales, EBITDA and payout levels approved by the Compensation Committee that correspond to the threshold, target and maximum performance by the Company.

Performance Level (Percent of Plan)	Net Sales	EBITDA	Payout (Percent of Common Stock Eligible to be Earned) Amount
Threshold (90%)	$271,700,000	$81,100,000	75%
Target (100%)	$286,000,000	$85,400,000	100%
Maximum (105%)	$300,300,000	$89,700,000	150%

Our 2011 net sales and EBITDA were $297,800,000 and $94,700,000, respectively. Pursuant to the performance matrix for 2011, the recipients of the May 30, 2008 performance-based restricted common stock award earned an equity payout in an amount equal to 148% of the numbers of shares of restricted common stock eligible to be earned based on the Company's performance in 2011. Based on the Company's performance in 2009, 2010 and 2011, the performance-based restricted common stock granted on May 30, 2008 vested on May 30, 2011 at 91% of the initial stock grant amount for each individual grantee remaining as an employee on May 30, 2011.

The number of shares received by our Named Executive Officers on May 30, 2011, pursuant to the May 30, 2008 grant of performance-based restricted common stock based on our performance in 2009, 2010 and 2011 and the applicable performance matrixes, is set forth below.

Named Executive Officer	Number of Shares Earned in 2009	Number of Shares Earned in 2010	Number of Shares Earned in 2011	Total Number of Shares Earned
Mr. Mannelly (1)	—	—	—	—
Mr. Anderson (2)	—	—	—	—
Mr. Lombardi (1)	—	—	—	—
Mr. Connors (1)	—	—	—	—
Mr. Klee	—	1,432	1,696	3,128
Mr. Parkinson	—	4,144	4,906	9,050

(1) The Named Executive Officer was not employed by the Company on May 30, 2008 and did not receive a grant of the restricted common stock award.

(2) Mr. Anderson's employment with the Company ceased prior to the vesting date for the grant of restricted common stock; however, pursuant to Mr. Anderson's Retirement Agreement with the Company, 16,980 shares of the restricted common stock grant vested on an accelerated basis on December 2, 2010.

Restricted Common Stock and Restricted Stock Unit Awards

The awards of restricted common stock given to certain employees in fiscal 2009 are earned annually (one-third of the grant amount of shares each year) based on the Company's achieving annual performance targets for net sales and EBITDA, but vest at the end of a three-year performance period, subject to forfeiture if the average annual payout percentage during the three-year performance period is less than 50%. Under the terms of those awards, depending on the Company's performance as measured against the performance goals, our executive officers could receive no shares of common stock or an amount of shares on a sliding scale between the minimum (threshold) amount and the maximum amount, inclusive of the target amount. The performance matrix established for 2011 had a threshold payment equal to 75% of the shares granted, a target payout equal to 100% of the shares granted and a maximum payout equal to 150% of the shares granted. In determining the number of shares earned based on the Company's performance in 2009, 2010 and 2011, net sales performance against the net sales target is weighted 20% and EBITDA performance against the EBITDA target is weighted 80%. As discussed above, the performance-based restricted common stock granted in 2009 vested on May 30, 2011 at 91% of the initial stock grant amount for each individual grantee remaining as an employee on May 30, 2011.

On April 8, 2010, the Compensation Committee granted restricted stock units to the Company's executive officers and a limited number of other employees of the Company. On May 10, 2011, the Compensation Committee granted restricted common stock to certain executive officers and additional employees of the Company. The restricted stock units and the restricted common stock vest three years after the date of grant.

Stock Option Awards

On April 8, 2010, our executive officers and a limited number of other employees of the Company received grants of stock options for a specified number of shares with an exercise price of $9.03. On May 10, 2011, certain executive officers and additional employees of the Company received grants of stock options for a specified number of shares with an exercise price of $11.27. The stock options vest in three equal annual installments commencing on the one-year anniversary of the date of grant. The term of the stock options is 10 years from the date of grant.

Overall Philosophy and Objectives Regarding Equity Awards

The Company views the above-mentioned equity awards as components of executive compensation that motivate and incentivize the management to achieve the long-term performance goals (including stock price appreciation) of the Company and its stockholders. In addition, under the 2005 Long-Term Equity Incentive Plan, the restricted stock, restricted stock units and stock options awarded to management are subject to acceleration under certain circumstances, including a change-in-control of the Company. With regard to change-in-control payments, the Compensation Committee believes that the additional compensation that a grantee would be entitled to receive in connection with a change-in-control of the Company is in the best interests of the Company as such additional compensation is necessary to retain the grantees (who would be instrumental in effectuating such change-in-control transaction) in the Company's employ while a change-in-control transaction is being contemplated, negotiated and consummated. For more information regarding change-in-control benefits, please see the section titled “Severance and Change-in-Control Provisions” below.

The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because:

•	the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes the attainment of long-term performance goals;

•
paying a significant portion of executive compensation with long-term incentive-based compensation motivates and incentivizes the executive officers to meet the long-term performance goals set by the Compensation Committee; and

•
the executive officers will hold significant amounts of equity in the Company as required by the Company's Stock Ownership Guidelines and will be motivated to increase stockholder value over the long-term.

The Compensation Committee determined executive equity awards based on discussions by the Compensation Committee and the Board of Directors with our Chief Executive Officer and the Company's executive compensation program.

Severance and Change-in-Control Provisions. All of the Company's executive officers have executed employment agreements with the Company that provide for severance benefits in the event their employment with the Company is terminated under specific circumstances. In addition, the Company's 2005 Long-Term Equity Incentive Plan provides certain benefits to the recipients of equity awards under certain circumstances. For additional information regarding severance and change-in-control payments that the Company may be obligated to pay to a Named Executive Officer in the future due to the termination of his employment under certain circumstances and/or a change-in-control of the Company, please see the sections titled “Executive Compensation and Other Matters - Potential Payments Upon Termination or Change-in-Control,” “Executive Compensation and Other Matters - Employment Agreements” and “Executive Compensation and Other Matters - Additional Vesting Provisions” contained elsewhere in this Proxy Statement.
Pursuant to the terms of the equity award agreements between the Company and its employees, in the event there is a change-in-control of the Company, the shares of restricted common stock, restricted stock units and stock options granted to the employees will vest upon the consummation of a change-in-control of the Company, even if they remain employed by the Company after such change-in-control. None of the Company's employees have a single trigger (payment without a termination condition) for cash compensation upon the consummation of a change-in-control of the Company.
The Company has agreed to vest equity granted under the 2005 Long-Term Equity Incentive Plan in connection with a change-in-control of the Company in order to retain the grantees during any period in which the Company contemplates, negotiates and is in the process of consummating a change-in-control of the Company. The participation of the grantees in a change-in-control transaction would be critical to quickly and efficiently consummating a change-in-control transaction and the accelerated vesting of the equity awards would help retain the grantees and maintain their focus and attention on the transaction while it may be pending. On April 8, 2010 the Compensation Committee decided to switch to equity grants that vest automatically upon a change-in-control of the Company, due to the receipt by the Compensation Committee of advice by its independent compensation consultant, CAP, that switching to single trigger vesting for equity grants in the event of a change-in-control of the Company would further align equity-based executive compensation granted by the Company with the equity-based executive compensation granted by companies in the Company's peer group. Any equity awards in existence on April 8, 2010 were subsequently amended to provide for single trigger vesting in the event of a change-in-control of the Company.

How have we performed against our performance targets and how has our performance affected compensation?
For each fiscal year, the Company establishes a performance plan against which the Company's actual financial results are measured for purposes of determining performance-based compensation to be paid to the Company's employees. In connection with the performance plan, the Compensation Committee and the Board of Directors approve a performance matrix for each fiscal year that mandates performance-based compensation, if any, that will be paid to employees based on various combinations of net sales and EBITDA performance by the Company. Each performance matrix has threshold, target and maximum payment levels and, depending on the Company's performance, an employee may earn no performance-based compensation or a payment of performance-based compensation on a sliding-scale between a minimum (threshold) amount and a maximum amount, inclusive of the target amount, based on the Company's actual net sales and EBITDA performance.
The Company's 2011 net sales and EBITDA were $297,800,000 and $94,700,000, respectively. Pursuant to the 2011 Annual Cash Incentive Plan and the performance-based shares of restricted common stock granted under the 2005 Long-Term Equity Incentive Plan, our employees received a bonus payout in an amount equal to 197% of their target bonus, subject to certain percentage increases or decreases based on individual performance reviews, and earned 148% of the number of shares of restricted common stock eligible to be earned based on the Company's performance in 2011 (the third tranche of the Company's restricted common stock granted on May 30, 2008), subject to forfeiture under the terms of such grant.
How much performance-based compensation can be earned in 2012?
Based on the Company's actual performance for 2012, its executive officers would receive no incentive compensation or earn an incentive cash payment ranging from 50% (threshold) to 200% (maximum) of their respective target bonuses, inclusive of the target amount.   Notwithstanding the amount of incentive compensation for 2012 set forth in the tables that follow, if our 2012 net sales or EBITDA performance does not achieve a minimum level, no incentive compensation will be payable to the Company's employees despite the level of EBITDA or net sales performance, as applicable.
The following table sets forth the approximate amount of cash incentive payments under the 2012 Annual Cash Incentive Plan that the Named Executive Officers would receive based upon the achievement of certain levels of performance:

Name	Threshold Award	Target Award	Maximum Award (irrespective of amount of growth)
Mr. Mannelly	$238,500	$477,000	$954,000
Mr. Anderson	—	—	—
Mr. Lombardi	$111,000	$222,000	$444,000
Mr. Connors	$87,500	$175,000	$350,000
Mr. Klee	$50,000	$100,000	$200,000
Mr. Parkinson	$51,413	$102,825	$205,650

What policies are there on timing when equity awards are made?

If the Company grants equity awards to its employees, the Company typically grants such equity awards as soon as practicable after the beginning of a fiscal year. The Company granted equity awards to certain executive officers and additional employees on April 8, 2010 and May 10, 2011. The equity awards are granted after the Chief Executive Officer has presented a proposed structure and level of awards and the Compensation Committee has fully reviewed all aspects of the awards, including, without limitation, the value of the awards and the vesting period. The Company does not have any policy of coordinating the timing of equity award grants with the release of material non-public information.

What factors are considered in decisions to materially modify compensation?

From time to time and at least annually in connection with our fiscal year end, the Compensation Committee will review market data, individual performance and retention needs in making decisions to adjust compensation materially. We do not have any set formula for determining the amount of each compensation element as a percentage in our executive officers' compensation packages. We consider the competitive landscape for talent in our industry and geography and base our compensation decisions on how we want to position ourselves in the marketplace for talent. Effective as of January 1, 2011, Mr. Connors was promoted to Executive Vice President, Sales and Marketing based on his exceptional performance and leadership during 2011. Mr. Connors' annual base salary was increased to $350,000 in connection with his promotion.

What is the effect of accounting and tax treatments on compensation?
The accounting and tax treatments of executive compensation generally has not been a factor in the Compensation Committee's decisions regarding the amounts of compensation paid to the Company's executive officers. In addition, we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the Compensation Committee's future selection of differing types of equity awards.
What are the respective roles of the Compensation Committee, its consultant and our executive officers in determining executive compensation?

Executive Officer Compensation. Mr. Mannelly, our President and Chief Executive Officer, with the assistance of certain members of senior management, participates in discussions with, and makes recommendations to, the Compensation Committee regarding the setting of base salaries and cash and equity incentive plan compensation for the other executive officers. Mr. Mannelly is assisted by certain members of senior management and an independent compensation consultant in reviewing the competitive landscape for executive talent and structuring the types and levels of executive compensation for review by the Compensation Committee.

Chief Executive Officer Compensation. The Compensation Committee and the Board of Directors are responsible for establishing Mr. Mannelly's compensation package. The Compensation Committee consulted with its independent compensation consultant in determining the compensation to be awarded to Mr. Mannelly in 2010.

COMPENSATION COMMITTEE REPORT
This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions of the Compensation Discussion and Analysis with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for 2011.

MEMBERS OF THE COMPENSATION COMMITTEE
Charles J. Hinkaty (Chairman)
John E. Byom
Gary E. Costley
Patrick M. Lonergan

EXECUTIVE COMPENSATION AND OTHER MATTERS

Who are our Executive Officers?
Our executive officers are as follows:

Name	Age	Position
Matthew M. Mannelly	53	President and Chief Executive Officer
Jean A. Boyko, Ph.D.	55	Senior Vice President, Science and Technology
Timothy J. Connors	44	Executive Vice President, Sales and Marketing
Paul A. Hennessey	44	Vice President, Operations
Eric S. Klee	40	Secretary and General Counsel
Ronald M. Lombardi	47	Chief Financial Officer
John Parkinson	58	Senior Vice President, International

What are the backgrounds of our executive officers?

Biographical information for Mr. Mannelly is set forth above under “Proposal No. 1 - Election of Directors.”

Jean A. Boyko, Ph.D., Senior Vice President, Science and Technology, has served as Senior Vice President, Science and Technology of the Company since May 2007 and previously served as Senior Vice President, Quality Assurance and Regulatory Affairs of the Company since August 2006. From 2001 to 2005, Dr. Boyko was employed by Purdue Pharma L.P. as an Executive Director for Manufacturing Quality from 2003 to 2005 and Research QA from 2001 to 2003. From 1980 to 2001, Dr. Boyko was employed by Block Drug Company, Inc. where she held positions of increasing responsibility through Vice President, Quality Services. Dr. Boyko was also previously employed by Schering Plough Research Institute and Hoechst Roussel Pharmaceutical Inc. Dr. Boyko received a B.A., M.S. and Ph.D. from Rutgers University.

Timothy J. Connors, Executive Vice President, Sales and Marketing, has served as Executive Vice President, Sales and Marketing of the Company since January 1, 2011 and previously served as Chief Marketing Officer of the Company since April 2010. From July 2005 to April 2010, Mr. Connors was employed by Matrixx Initiatives, Inc. as Vice President of Marketing from June 2007 to March 2010 and Director of Sales and Marketing from July 2005 to May 2007. Prior to joining Matrixx Initiatives, Mr. Connors was a partner at the Emerson Group from August 1998 to June 2005. From 1988 to 1998, Mr. Connors held a number of sales and marketing positions with Benckiser Consumer Products Inc., The Clorox Company, and Nestlé Foods. Mr. Connors received a B.S. from Pennsylvania State University.

Paul A. Hennessey, Vice President, Operations, has served as Vice President, Operations of the Company since March 2011. Prior to joining the Company, Mr. Hennessey was employed by Pfizer Consumer Healthcare/Wyeth from 1992 to 2010 where he held positions of increasing responsibility through Assistant Vice President, Strategic Category Leader. Mr. Hennessey was also previously employed by Nabisco Biscuit Company and the Shulton Division of American Cyanamid Company. Mr. Hennessey received a B.S. from Rutgers College of Engineering and an M.B.A. from Rutgers University.

Eric S. Klee, Secretary and General Counsel, has served as Secretary and General Counsel since March 2010 and previously served as Associate General Counsel since April 2006. Prior to joining the Company, Mr. Klee was an Associate at Kane Kessler, P.C. from July 2003 to April 2006. Mr. Klee also served as Assistant General Counsel of NBTY, Inc. from January 2002 to December 2002. From January 2000 to January 2002, Mr. Klee was an Associate at Kaye Scholer LLP. From September 1997 to January 2000, Mr. Klee was an Associate at White & Case LLP. Mr. Klee received a B.A. from Tufts University and a J.D. from Syracuse University College of Law. Mr. Klee is licensed to practice law in the State of New York.

Ronald M. Lombardi, Chief Financial Officer, has served as Chief Financial Officer since December 6, 2010.  Prior to joining the Company, from October 2010 to December 2010 Mr. Lombardi was employed by Medtech Group Holdings, a non-affiliate of the Company, as Chief Financial Officer.  From October 2009 to October 2010, Mr. Lombardi served as the Chief Financial Officer of Waterbury International Holdings.  Mr. Lombardi was employed by Cannondale Sports Group as Chief Operating Officer from August 2008 to October 2009 and Senior Vice President and Chief Financial Officer from March 2004 to August 2008.  From 2000 to 2004, Mr. Lombardi served in various roles at Gerber Scientific Inc. including Vice President and Chief Financial Officer of Gerber Scientific Inc.'s Gerber Coburn Optical Division and Director of Financial Planning and Analysis of Gerber Scientific Inc.  Mr. Lombardi was also previously employed by Emerson Electric, Scovill Fasteners, Inc. and Go/Dan Industries.  Mr. Lombardi received a B.S. from Springfield College and an M.B.A. from American International College and is a licensed CPA.

John Parkinson, Senior Vice President, International, has served as Senior Vice President, International since March 2005. From September 1999 to February 2005, Mr. Parkinson was employed by ConAgra Foods Inc. where he was the Business Director, Asia Pacific, from February 2002 to February 2005 and Business Director, Asia Pacific, Grocery Division, from September 1999 to February 2002. From January 1998 to September 1999, Mr. Parkinson served as a consultant to the Tait Group Inc. where he assisted senior management with new business development projects. From November 1984 to January 1998, Mr. Parkinson held positions of increasing responsibility at the Tait Group where he was a Managing Director for Tait Asia Ltd. from January 1993 to January 1998 and a General Manager for Tait Taiwan from November 1984 to January 1993. Mr. Parkinson was also previously employed by Harrisons + Smurthwaite Ltd., Boyd Briggs + Co. Ltd. and Monsanto Ltd. Mr. Parkinson received a B.A. from the University of Leeds in the United Kingdom.

SUMMARY COMPENSATION TABLE
The following table includes information regarding the compensation paid or awarded to the Named Executive Officers listed below during 2009, 2010 and 2011. We have no pension or deferred compensation plans and, therefore, have omitted the column regarding compensation under such plans.

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards (1) ($) (e)	Option Awards (2) ($) (f)	Non- Equity Incentive Plan Compen- sation (3) ($) (g)	All Other Compen-sation ($) (i)	Total ($) (j)
Matthew M. Mannelly President and Chief Executive Officer	2011 2010	$530,000 $299,667	$60,310 (4) $175,000 (6)	– $966,600	- $4,083,750	$939,690 $380,900	$10,975(5) $1,430 (5)	$1,540,975 $5,907,347
Peter J. Anderson Chief Financial Officer (7)	2011 2010 2009	$246,667 $342,000 $342,000	- - -	$203,148 (8) - $213,749 (12)	$412,452 (9) - $219,855 (13)	- $266,760 -	$310,621 (10) $19,220 (11) $23,316 (14)	$1,172,888 $627,980 $798,920
Ronald M. Lombardi Chief Financial Officer (15)	2011	$119,301	$25,000 (4)	$58,798	$117,588	$144,322	$3,930 (5)	$468,939
Timothy J. Connors Executive Vice President, Sales and Marketing (16)	2011	$305,902	$192,500 (17)	–	$498,000	$207,500	$128,916 (18)	$1,332,818
Eric S. Klee Secretary and General Counsel	2011	$250,000	-	$82,500	$167,500	$197,000	$9,750 (5)	$706,750
John F. Parkinson Senior Vice President, International	2011 2010 2009	$221,900 $217,000 $217,000	- - -	$71,610 - $108,500	$145,390 - $111,601	$196,714 $126,945 -	$8,653 (5) $6,171 (5) $8,463 (5)	$644,267 $350,116 $445,564

(1)
The amounts shown in this column reflect the grant date fair value of restricted common stock and restricted stock unit awards.  The fair value of the restricted common stock and restricted stock unit awards is based on the market value of the Company's common stock on the grant date.

(2)
The amounts shown in this column reflect the grant date fair value of stock option awards. The fair value of each stock option award was estimated on the date of grant using the Black-Scholes Option Pricing Model (“Black-Scholes Model”). The Black-Scholes Model uses certain assumptions about expected volatility of the Company's common stock, the expected term of the stock options and risk-free interest rates. For additional information regarding the assumptions used in the Black-Scholes Model, please see Note 14 to the financial statements contained in our Annual Report on Form 10-K for 2011, which is included in the Annual Report to Stockholders accompanying this Proxy Statement.

(3)	Non-equity incentive plan awards are accrued for the fiscal year in which earned but are paid promptly after the completion of the audit of the Company's financial statements for such fiscal year.
(4)	Represents a discretionary bonus paid to the Named Executive Officer based on the Company's performance in 2011.
(5)	Represents a matching contribution by the Company on the Named Executive Officer's behalf to the Company's 401(k) plan.
(6)	Represents a signing bonus paid to Mr. Mannelly pursuant to his employment agreement with the Company.
(7)	Mr. Anderson's employment with the Company ceased on December 2, 2010.
(8)	22,497 restricted stock units granted to Mr. Anderson on April 8, 2010 vested on December 2, 2010 on an accelerated basis pursuant to Mr. Anderson's Retirement Agreement with the Company.
(9)
The stock option award granted to Mr. Anderson on April 8, 2010 partially vested on December 2, 2010 on an accelerated basis with regard to the option to purchase 28,565 shares of the Company's common stock; the remaining portion of the stock option award was forfeited on December 2, 2010. The portion of the stock option award that vested on an accelerated basis may only be exercised by Mr. Anderson on or prior to December 2, 2011, the date on which such stock option award expires.

(10)
Consists of (i) consulting fees in the amount of $50,000 paid to Mr. Anderson pursuant to his Retirement Agreement with the Company; (ii) $255,592 of severance payments paid to Mr. Anderson pursuant to his Retirement Agreement with the Company; and (iii) $5,029 matching contribution by the Company on Mr. Anderson's behalf to the Company's 401(k) plan.

(11)
Consists of (i) a $9,555 matching contribution by the Company on Mr. Anderson's behalf to the Company's 401(k) plan; and (ii) the payment by the Company of $9,665 to Mr. Anderson's legal counsel in connection with securities class action litigation pending against the Company, Mr. Anderson and certain other defendants.

(12)	16,980 shares of restricted common stock vested on December 2, 2010 on an accelerated basis pursuant to Mr. Anderson's Retirement Agreement with the Company.
(13)
Stock options to purchase 14,540 shares of the Company's common stock vested on December 2, 2010 on an accelerated basis pursuant to Mr. Anderson's Retirement Agreement with the Company. The stock options that vested on an accelerated basis may only be exercised by Mr. Anderson on or prior to December 2, 2011, the date on which such stock options expire.

(14)
Consists of (i) an $8,775 matching contribution by the Company on Mr. Anderson's behalf to the Company's 401(k) plan; and (ii) the payment by the Company of $14,541 to Mr. Anderson's legal counsel in connection with a securities class action litigation pending against the Company, Mr. Anderson and certain other defendants.

(15)	Mr. Lombardi's employment with the Company commenced on December 6, 2010.
(16)
Mr. Connors' employment with the Company commenced on April 19, 2010. Effective as of January 1, 2011, Mr. Connors was promoted to Executive Vice President, Sales and Marketing with an annualized base salary of $350,000.

(17)	Consists of (i) a guaranteed bonus of $142,500; and (ii) a $50,000 discretionary bonus paid to Mr. Connors based on the Company's performance in 2011.
(18)	Consists of (i) the payment to Mr. Connors of relocation costs in the amount of $125,000; and (ii) $3,916 matching contribution by the Company on Mr. Connors' behalf to the Company's 401(k) plan.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011
The following Grants of Plan-based Awards table provides additional information regarding non-equity and equity incentive plan awards granted to the Named Executive Officers during 2011. The non-equity incentive plan awards were granted pursuant to the 2011 Annual Cash Incentive Plan and the equity incentive plan awards were granted pursuant to the 2005 Long-Term Equity Incentive Plan. The equity incentive plan awards were comprised of restricted common stock units and stock options. The column titled “Estimated Future Payouts Under Equity Incentive Plan Awards” has been omitted since there were no performance-based equity awards granted by the Company to the Named Executive Officers in 2011.

Name (a)	Grant Date (b)	Board Approval Date (b-1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock of Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock And Option Awards ($) (l)
			Thres-hold ($) (c)	Target ($) (d)	Maximum ($) (e)
Mr. Mannelly	5/11/10 (1)	5/11/2010	$238,500	$477,000	$954,000
Mr. Anderson	4/8/10 (2) 4/8/10 (3) 5/11/10 (1)	4/8/10 4/8/10 5/11/10	$111,000	$222,000	$444,000	22,497	85,696	$9.03	$203,148 $412,452
Mr. Lombardi	12/6/10 (2) 12/6/10 (3) 12/6/10 (1)	11/2/10 11/2/10 11/2/10	$36,630	$73,260	$146,520	4,941	19,120	$11.90	$58,798 $117,588
Mr. Connors	4/19/10 (3) 5/11/10 (1)	4/7/2010	$77,500	$155,000	$310,000		100,000	$9.45	$498,000
Mr. Klee	4/8/10 (2) 4/8/10 (3) 5/11/10 (1)	4/8/10 4/8/10 5/11/10	$50,000	$100,000	$200,000	9,136	34,802	$9.03	$82,500 $167,500
Mr. Parkinson	4/8/10 (2) 4/8/10 (3) 5/11/10 (1)	4/8/10 4/8/10 5/11/10	$49,928	$99,855	$199,710	7,930	30,208	$9.03	$71,610 $145,390

(1)	Represents the date on which the Named Executive Officer became eligible for a cash incentive payment under the 2011 Annual Cash Incentive Plan.

(2)	Represents the date on which restricted stock units were granted to the Named Executive Officer which vest on the three-year anniversary of the date of grant.

(3)
Represents the date on which stock options were granted to the Named Executive Officer. The stock options vest in three equal annual installments commencing on the first anniversary of the date of grant.

Narrative Disclosure for the Summary Compensation Table and Grants of Plan-based Awards Table

What was the effect of employment agreements on executive compensation?
Certain elements of the executive compensation presented in the tables above were expressly included in the executive's employment agreement with the Company and therefore not subject to the discretion of the Compensation Committee. For example, the severance payments paid to Mr. Anderson and the accelerated vesting of certain equity grants received by Mr. Anderson, the equity grants made to Messrs. Lombardi and Connors and the relocation payment made to Mr. Connors were governed by express provisions in their respective employment agreements with the Company. In addition, during 2009 and 2010, the Company paid the legal fees incurred by Mr. Anderson in connection with a securities class action law suit pursuant to the Company's obligation to indemnify him in his capacity as an executive officer of the Company.

What part of executive compensation was comprised of non-equity incentive plan awards?
Pursuant to the terms of the non-equity incentive plan awards, based on the Company's financial performance, the Named Executive Officers may receive no cash payment or a cash payment ranging from a threshold amount to a maximum amount, inclusive of the target amount, based on the Company's performance and a performance grid approved by the Compensation Committee. No cash incentive payment was made to the Company's employees for 2009 since the Company's performance did not achieve the level required for threshold payments under the 2009 Annual Cash Incentive Plan. For 2010 and 2011, employees of the Company received 130% and 197%, respectively, of their target bonus payments under the applicable Annual Cash Incentive Plan, subject to a discretionary increase or decrease of the cash payment based on the employee's individual performance during the applicable year.
What part of executive compensation was comprised of equity incentive plan awards?
Restricted Common Stock. On May 30, 2008, certain Named Executive Officers received a grant of shares of restricted common stock. The restricted common stock grant made in 2009 was divided into three portions each of which was to be earned based on annual performance targets for each annual period during the three-year term of the award, subject to complete forfeiture if the average annual performance percentage payout for such three-year period was less than 50%. Under the terms of the performance-based restricted common stock awards, none of the shares of restricted common stock may vest or a number of shares of the restricted common stock may vest ranging from a threshold amount to a maximum amount, inclusive of the target amount, based on the Company's performance and the applicable performance grid approved by the Compensation Committee for each year during the term of the award. The performance matrixes established for 2009, 2010 and 2011 had a threshold payment equal to 75% of the shares granted, a target payout equal to 100% of the shares granted and a maximum payout equal to 150% of the shares granted. On May 30, 2011, based on the Company's performance in 2009, 2010 and 2011, the restricted common stock granted on May 30, 2008 vested at 91% of the initial grant amount for each individual grantee remaining as an employee on May 30, 2011. On September 2, 2009, Mr. Mannelly received a grant of restricted common stock which vests in five equal amount installments commencing on September 2, 2010.

Restricted Stock Units. On April 8, 2010, certain Named Executive Officers received a grant of restricted stock units which vest on April 8, 2013. On December 6, 2010, Mr. Lombardi received a grant of restricted stock units which vest on December 6, 2013.

Stock Options. On May 30, 2008, certain Named Executive Officers received grants of stock options which vest in three equal annual installments commencing on May 30, 2009. The stock options have an exercise price equal to $10.91 which equals the closing price of our common stock on the NYSE on May 30, 2008. The stock options have a term of ten years and expire on May 29, 2018. On September 2, 2009, Mr. Mannelly received a stock option award which vests in five equal annual installments commencing on September 2, 2010.  The stock option award has an exercise price equal to $7.16 which equals the closing price of our common stock on September 2, 2009.  The stock option award has a term of ten years and expires on September 2, 2019. On April 8, 2010, certain Named Executive Officers received grants of stock options which vest in three equal annual installments commencing on April 8, 2011. The stock options have an exercise price equal to $9.03 which equals the closing price of our common stock on the NYSE on April 8, 2010. The stock options have a term of ten years and expire on April 7, 2020. On April 19, 2010, Mr. Connors received a stock option award which vests in three equal annual installments commencing on April 19, 2011.  The stock option award has an exercise price equal to $9.45 which equals the closing price of our common stock on April 19, 2010.  The stock option award has a term of ten years and expires on April 18, 2020.  On December 6, 2010, Mr. Lombardi received a stock option award which vests in three equal annual installments commencing on December 6, 2011.  The stock option award has an exercise price equal to $11.90 which equals the closing price of our common stock on December 3, 2010.  The stock option award has a term of ten years and expires on December 5, 2020.

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OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END
The following table summarizes the equity awards made to the Named Executive Officers that were outstanding as of March 31, 2011.

	Option Awards					Stock Awards
Name (a)	Number Of Securities Underlying Unexercised Options (#) Exercisable (b)	Number Of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number Of Shares Or Units Of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($) (h)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($) (j)
Mr. Mannelly	225,000 (2)	900,000 (3)		$7.16	9/2/2019	108,000 (4)	$1,242,000
Mr. Anderson	39,600 (5) 43,622 (6) 8,500 (7)			$12.86 $10.91 $9.03	12/2/11 12/2/11 12/2/11
Mr. Lombardi		19,120 (8)		$11.90	12/5/2020	4,941 (9)	$56,822
Mr. Connors		100,000 (10)		$9.45	4/18/2020
Mr. Klee	2,214 (5) 1,701 (13)	850 (14) 34,802 (15)		$12.86 $10.91 $9.03	5/24/17 5/29/18 4/7/20	9,136 (11)	$105,064	3,128 (12)	$35,972
Mr. Parkinson	20,386 (5) 14,762 (13)	7,381 (14) 30,208 (15)		$12.86 $10.91 $9.03	5/24/17 5/29/18 4/7/20	7,930 (16)	$91,195	9,050 (17)	$104,075

(1)
Represents the value of non-vested shares of restricted common stock or restricted stock units, as applicable, on March 31, 2011 which was calculated using $11.50 per share, the closing price of the Company's common stock on the NYSE on March 31, 2011.

(2)	Represents the vested portion of stock options granted to Mr. Mannelly on September 2, 2009 which vested on September 2, 2010.
(3)	Represents the non-vested portion of stock options granted to Mr. Mannelly on September 2, 2009 which shall vest in four remaining equal annual installments commencing on September 2, 2011.
(4)	Represents the non-vested portion of restricted common stock granted to Mr. Mannelly on September 2, 2009 which shall vest in four equal annual installments commencing on September 2, 2011.
(5)	Represents the stock options granted to the Named Executive Officer on May 25, 2007 which vested on May 25, 2008, 2009 and 2010.
(6)
Represents the stock options granted to Mr. Anderson on May 30, 2008 which vested on May 30, 2009 and 2010 and December 2, 2010 on an accelerated basis pursuant to Mr. Anderson's Retirement Agreement with the Company.

(7)	Represents the stock options granted to Mr. Anderson on April 8, 2010 which vested on an accelerated basis on December 2, 2010 pursuant to Mr. Anderson's Retirement Agreement with the Company.
(8)	Represents the non-vested portion of stock options granted to Mr. Lombardi on December 6, 2010 which shall vest in three equal annual installments commencing on December 6, 2011.
(9)	Represents the non-vested restricted stock units granted to Mr. Lombardi on December 6, 2010 which shall vest on December 6, 2013.
(10)	Represents the non-vested stock options granted to Mr. Connors on April 19, 2010 which shall vest in three equal annual installments commencing on April 19, 2011.
(11)	Represents restricted stock units granted to Mr. Klee on April 8, 2010 which shall vest on April 8, 2013.
(12)
Represents shares of restricted common stock issued pursuant to a grant of performance-based restricted common stock to Mr. Klee on May 30, 2008. The performance-based restricted common stock vested on May 30, 2011 at 91% of the initial grant amount; accordingly, the number of shares that actually vested was included in the table instead of the initial grant amount.

(13)	Represents the stock options granted to the Named Executive Officer on May 30, 2008 which vested on May 30, 2009 and 2010.
(14)	Represents the non-vested portion of stock options granted to the Named Executive Officer on May 30, 2008 which shall vest on May 30, 2011.
(15)	Represents the stock options granted to the Named Executive Officer on April 8, 2010 which shall vest in three equal installments commencing on April 8, 2011.
(16)	Represents restricted stock units granted to Mr. Parkinson on April 8, 2010 which shall vest on April 8, 2013.
(17)
Represents shares of restricted common stock issued pursuant to a grant of performance-based restricted common stock to Mr. Parkinson on May 30, 2008. The performance-based restricted common stock vested on May 30, 2011 at 91% of the initial grant amount; accordingly the number of shares that actually vested was included in the table instead of the initial grant amount.

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OPTION EXERCISES AND STOCK VESTED

During 2011, except for the vesting of certain shares of restricted common stock granted to Mr. Mannelly and Mr. Anderson and the exercise of certain stock options by Mr. Anderson, none of our Named Executive Officers exercised any stock options and none of the restricted common stock and restricted stock units granted under the 2005 Long-Term Equity Incentive Plan to our Named Executive Officers vested.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Mr. Mannelly	—	—	27,000 (1)	$207,360 (2)
Mr. Anderson	20,065 (3)	$60,143(4)	39,477 (5)	$476,487 (6)
Mr. Lombardi	—	—	—	—
Mr. Connors	—	—	—	—
Mr. Klee	—	—	—	—
Mr. Parkinson	—	—	—	—

(1)    Represents the number of shares that vested on September 2, 2010 pursuant to a Restricted Stock Award Agreement with the Company.
(2)     Calculated using $7.68 per share, the closing price of the Company's common stock on September 2, 2010.
(3)    Pursuant to Mr. Anderson's Retirement Agreement with the Company, the stock option award granted to Mr. Anderson on April 8, 2010 partially vested on December 2, 2010 on an accelerated basis with regard to the stock option to purchase 28,565 shares of the Company's common stock. The vested stock option remains exercisable on or prior to December 2, 2011. Mr. Anderson exercised a stock option to purchase 20,065 shares of the Company's common stock on March 11, 2011.
(4)    Calculated using the actual proceeds received by Mr. Anderson at approximately $12.03 per share.
(5)    Pursuant to Mr. Anderson's Retirement Agreement with the Company, (i) 16,980 shares of restricted common stock; and (ii) 22,497 restricted stock units vested on an accelerated basis on December 2, 2010.
(6)    Calculated using $12.07 per share, the closing price of the Company's common stock on December 1, 2010.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Our Named Executive Officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to our Named Executive Officers include termination of employment by the Company without cause, termination by the Named Executive Officer for good reason or a change-in-control of the Company.
In order for a Named Executive Officer to receive the payment and/or benefits to which he is entitled pursuant to any applicable employment agreement, he must execute and deliver to the Company a release in a form satisfactory to the Company. So long as any Named Executive Officer who is receiving severance payments and/or benefits from the Company has not breached any applicable restrictive covenants (including, without limitation, non-compete, non-solicitation, non-disparagement and/or confidentiality agreements), the Company will continue to make any required payments. In the event a Named Executive Officer breaches any applicable restrictive covenant, the Company will cease making any future payments and providing any other benefits to the Named Executive Officer, and will also consider pursuing all legal and equitable remedies available to the Company under any applicable employment agreement and applicable law.
The following table sets forth payments and benefits that may be received by our Named Executive Officers under any existing employment agreements, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change-in-control of the Company. The following information has been prepared based on the assumption that the Named Executive Officer's employment was terminated, or a change-in-control of the Company occurred, on March 31, 2011. With respect to the accelerated vesting of equity awards, the value of such acceleration was calculated using (i) with respect to performance-based restricted common stock, the actual number of shares earned based on the Company's performance in 2009, 2010 and 2011; and (ii) $11.50, the closing price for our common stock on March 31, 2011.

	Termination By Company Without Cause ($)	Termination By Named Executive Officer With Good Reason ($)
Name			Death ($)	Disability ($)	Change-in- Control ($)
Mr. Mannelly	$1,916,693 (1)	$1,916,693 (1)	—	—	$10,231,315 (2)
Mr. Anderson (3)	$1,223,390 (4)	—	—	—	—
Mr. Lombardi	$531,227 (5)	$531,227 (5)	—	—	$588,049 (6)
Mr. Connors	$716,905 (5)	$716,905 (5)	—	—	$921,905 (6)
Mr. Klee	$363,872 (5)	$363,873 (5)	—	—	$592,373 (6)
Mr. Parkinson	$422,354 (7)	$422,354 (7)	—	—	$705,303 (6)

(1)
Pursuant to Mr. Mannelly's Employment Agreement, he is entitled to receive 1.5 times the sum of (i) his base salary; and (ii) average annual incentive bonus calculated pursuant to the terms of his Employment Agreement with the Company.

(2)
Assumes that the Named Executive Officer was terminated without cause or resigned for good reason in connection with a change-in-control of the Company. In addition to the severance payments to be received in connection with a termination without cause or resignation for good reason, the amount shown includes the value of the accelerated vesting of restricted common stock, restricted stock units and stock option awards that are “in-the-money” and any applicable gross-up payment, required to be paid to Mr. Mannelly pursuant to his employment agreement with the Company.

(3)	Mr. Anderson's employment with the Company ceased on December 2, 2010.
(4)
Pursuant to Mr. Anderson's Retirement Agreement with the Company, he (i) is receiving severance payments in aggregate principal amount equal to $636,760; and (ii) received consulting fees in an aggregate principal amount equal to $50,000. In addition, pursuant to Mr. Anderson's Retirement Agreement with the Company, Mr. Anderson's restricted common stock, restricted stock unit and certain stock option awards vested on an accelerated basis on December 2, 2010.  The value of the shares of the Company's common stock received by Mr. Anderson on December 2, 2010 was $476,487.  Included in the disclosed amount is the value of stock options exercised by Mr. Anderson during 2011 pursuant to which Mr. Anderson realized value of $60,143.  For more information regarding the accelerated vesting of equity awards and the exercise of certain stock options by Mr. Anderson in 2011, please see the “Option Exercises and Stock Vested” table on page 41 of this Proxy Statement.

(5)
Pursuant to the Named Executive Officer's Employment Agreement, he is entitled to receive the sum of (i) his base salary; (ii) average annual incentive bonus calculated pursuant to the terms of his Employment Agreement with the Company; and (iii) a medical benefits subsidy.

(6)
Assumes that the Named Executive Officer was terminated without cause or resigned for good reason in connection with a change-in-control of the Company. In addition to the severance payments to be received in connection with a termination without cause or resignation for good reason, the amount shown includes the value of the accelerated vesting of restricted common stock, restricted stock units and stock option awards that are “in-the-money.”

(7)	Pursuant to Mr. Parkinson's Employment Agreement, he is entitled to receive the sum of (i) his base salary; (ii) 2011 Annual Cash Incentive Plan payment; and (iii) a medical benefits subsidy.

For additional information regarding payments required to be made to a Named Executive Officer pursuant to his employment agreement or any other arrangement with the Company in connection with a termination of employment and/or a change-in-control of the Company, please see the sections titled “Executive Compensation and Other Matters - Employment Agreements” and “Executive Compensation and Other Matters - Additional Vesting Provisions” contained elsewhere in this Proxy Statement.

DIRECTOR COMPENSATION IN FISCAL 2011

The following table sets forth the cash and equity compensation paid or awarded to our directors during 2011. The columns regarding option awards and non-equity incentive, pension and deferred compensation plans have been omitted as the Company does not provide such elements of compensation to its directors for their services.

Name (1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (2) ($) (c)	Total ($) (h)
Dr. Costley	$91,000	$50,000	$141,000
Mr. Byom	$53,500	$50,000	$103,500
Mr. Hinkaty	$44,500	$70,000 (3)	$114,500
Mr. Lonergan	$48,500	$50,000	$98,500

(1)	Mr. Mannelly's compensation is set forth in the Summary Compensation table on pages 34-35.
(2)
Except for Mr. Mannelly, on August 3, 2010, each director received 6,196 restricted stock units valued at
$50,000. The fair value of the restricted stock units is based on the market value of the Company's common stock on the grant date. As of March 31, 2011, except for Mr. Hinkaty who held 6,196 restricted stock units, each of Messrs. Byom, Costley and Lonergan held 13,506 restricted stock units in the aggregate.

(3)	Includes a grant of 2,478 shares of common stock to Mr. Hinkaty on August 3, 2010 valued at $20,000.

Narrative to Director Compensation Table

Our independent directors receive cash compensation comprised of retainer fees, attendance fees and fees for acting as Lead Director or a Chairman of a Committee of the Board of Directors. In addition, each of our independent directors receives a one-time grant of common stock equal to $20,000 as of the date of the first Annual Meeting of Stockholders held after such director became a member of the Board of Directors. Each independent director also receives an annual $50,000 grant of equity securities on the date of each Annual Meeting of Stockholders.

On August 3, 2010, each of Messrs. Byom, Costley, Hinkaty and Lonergan received 6,196 restricted stock units, representing $50,000 divided by $8.07 (the closing price of our common stock on the NYSE on August 2, 2010). The restricted stock units, which entitled the grantee to receive one share of common stock for each restricted stock unit, shall vest on August 3, 2011 so long as the grantee is a member of the Board of Directors on such date and shall be settled upon the earliest to occur of such director's death, disability or the six month anniversary of cessation of board service for any reason other than death or disability. In addition, on August 3, 2010, Mr. Hinkaty received a grant of 2,478 shares of common stock in connection with the first Annual Meeting of Stockholders held after his appointment to the Board of Directors.

For more information regarding the compensation arrangements we have with our directors, please see “Proposal No. 1 - Election of Directors - How are our directors compensated?” on page 9 of this Proxy Statement.

Employment Agreements

Do any Named Executive Officers have employment agreements?
Yes. We have employment agreements with Messrs. Mannelly, Lombardi, Connors, Klee and Parkinson. We have also entered into a Retirement Agreement with Mr. Anderson.

What are the terms of Mr. Mannelly's employment agreement?

On September 2, 2009, the Company entered into an Employment Agreement with Mr. Mannelly setting out the terms of his employment (the “Mannelly Employment Agreement”). The Mannelly Employment Agreement has an initial term of three years and thereafter will renew for consecutive one-year terms unless six (6) months prior notice of non-renewal is tendered by either party.
Mr. Mannelly will earn an annual base salary of $530,000 and is eligible to participate in the Company's annual incentive bonus plan with an annual target bonus equal to 90% of his base salary.
In connection with his employment, Mr. Mannelly received two equity awards under the Company's 2005 Long-Term Equity Incentive Plan. He received an award of options to purchase 1,125,000 shares of the Company's common stock, and an award of 135,000 shares of restricted common stock. Each award will vest in equal installments over five years, provided he is an employee in good standing on the applicable vesting dates.
If Mr. Mannelly's employment is terminated by the Company without cause or by Mr. Mannelly for good reason, he would receive a payment of earned salary, expense reimbursement, vacation pay, and any payments due to him under the Company's benefits plans. He would also receive, after Mr. Mannelly's execution of a release in a form satisfactory to the Company, a payment of 1.5 times the sum of his annual base salary and average annual incentive bonus (as defined in the Mannelly Employment Agreement) for the three years preceding his termination. In addition to these payments, if Mr. Mannelly's termination occurs in connection with a Change of Control (as such term is defined in the 2005 Long-Term Equity Incentive Plan), Mr. Mannelly's equity awards would accelerate and fully vest, and, depending on the value of the payments due to him, he would also be eligible to receive a gross-up for excise tax in certain limited circumstances.
Pursuant to the terms of the Mannelly Employment Agreement, Mr. Mannelly is subject to a non-competition covenant that generally limits his ability to compete with the Company in any countries in which it conducts business and non-solicitation and non-disparagement covenants. These limitations continue for a period of 18 months following termination, regardless of the cause of the termination.
What are the terms of Messrs. Lombardi's, Connors', Klee's and Parkinson's employment agreements?
The terms of Messrs. Lombardi's, Connors', Klee's and Parkinson's employment agreements are substantially identical to one another, except for certain provisions regarding the amount of compensation to be paid thereunder. The table set forth below discloses the varying items of compensation for Messrs. Lombardi, Connors, Klee and Parkinson. In addition, a summary of the material identical terms of the employment agreements for Messrs. Lombardi, Connors, Klee and Parkinson is provided below.

Employment Agreement Provision	Mr. Lombardi	Mr. Connors	Mr. Klee	Mr. Parkinson
Commencement Date	December 6, 2010	April 19, 2010	March 31, 2010	October 1, 2007
Title	Chief Financial Officer	Executive Vice President, Sales and Marketing	Secretary and General Counsel	Senior Vice President, International
Base Salary	$370,000	$350,000	$250,000	$228,500
Target Bonus (percent of Base Salary)	60%	50%	40%	45%
Target Equity Grant (percent of Base Salary)	150%	150%	100%	100%

During the term of the Named Executive Officer's employment with the Company, he will be entitled to the benefits approved by the Board of Directors and made available to the senior management of the Company, which shall include vacation time and medical, dental, life and disability insurance. The Board of Directors, on a basis consistent with past practice, shall review the annual base salary of the Named Executive Officer and may increase the annual base salary by such amount as the Board of Directors, in its sole discretion, shall deem appropriate.

Pursuant to the terms of the Named Executive Officer's Employment Agreement, the Named Executive Officer's employment will continue until (i) his death, disability or resignation from employment with the Company; or (ii) the Company decides to terminate his employment with or without cause. If (a) the Named Executive Officer's employment is terminated without cause; or (b) he resigns from employment with the Company for good reason, then after the Named Executive Officer's execution of a release in a form satisfactory to the Company, during the period commencing on the date of termination of employment and ending on the first anniversary date thereof, the Company shall pay to the Named Executive Officer, in equal installments in accordance with the Company's regular payroll, an aggregate amount equal to (i) the Named Executive Officer's annual base salary, plus (ii) an amount equal to the average annual incentive bonus (as defined in the Agreement) for the three years preceding his termination1. In addition, if the Named Executive Officer is entitled on the date of termination to coverage under the medical and prescription portions of the Company's benefit plans, such coverage shall continue for him and his covered dependents for a period ending on the first anniversary of the date of termination at the active employee cost payable by the Named Executive Officer with respect to those costs paid by him prior to the date of termination.

The Named Executive Officer's Employment Agreement also contains certain confidentiality and one-year non-competition and non-solicitation provisions as well as other provisions that are customary for an executive employment agreement.

What are the terms of Mr. Anderson's Retirement Agreement?
Mr. Anderson's Retirement Agreement, dated as of December 2, 2010, provided for him to receive the following: (i) payments through December 2, 2011 aggregating $636,760; (ii) accelerated vesting of (w) stock options to purchase 14,540 shares of the Company's common stock at an exercise price of $10.91; (x) stock options to purchase 28,565 shares of the Company's common stock at an exercise price of $9.03; (y) 16,980 shares of restricted common stock of the Company; and (z) 22,497 restricted stock units (resulting in the issuance of 22,497 shares of the Company's common stock); and (iii) continued participation for one year in the Company's medical, dental, vision and life insurance plans.  In addition, under the terms of the Retirement Agreement, all of Mr. Anderson's vested stock options (including the stock options that vested on an accelerated basis pursuant to the Retirement Agreement) will remain exercisable by Mr. Anderson through December 2, 2011, after which all unexercised stock options will be forfeited by Mr. Anderson.  Except as set forth above, all other equity awards that were not vested on December 2, 2010 were forfeited by Mr. Anderson.  Pursuant to the Retirement Agreement, Mr. Anderson was a consultant to the Company for the three month period ending on March 2, 2011 and received consulting fees during such period in the aggregate principal amount equal to $50,000. The Retirement Agreement also contains certain business protection provisions (e.g., non-competition, non-disclosure, non-disparagement and non-solicitation).

Additional Vesting Provisions
What are the additional vesting provisions?

Our 2005 Long-Term Equity Incentive Plan provides that the Compensation Committee may, at its discretion, decide to vest the non-vested portion of a grantee's restricted stock, restricted stock units or stock option award if a grantee's employment is terminated due to death, disability or retirement. All non-vested equity awards under the 2005 Long-Term Equity Incentive Plan shall vest on an accelerated basis in the event of a change-in-control of the Company, whether or not the grantee is subsequently terminated.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2011, no member of the Compensation Committee served as an officer or employee of the Company or its subsidiaries, was formerly an officer of the Company or its subsidiaries, or entered into any transactions with the Company or its subsidiaries that would require disclosure under applicable SEC regulations. During 2011, none of our executive officers served as a member of the Compensation Committee or on the board of directors of another entity, any of whose executive officers served on our Compensation Committee or on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Were there any conflict of interest transactions during 2011?

No person or entity had significant business relationships with us in 2011 which would require disclosure under applicable SEC regulations, and no other transactions which need to be disclosed under SEC regulations are currently planned for 2012.

_________________

[1] With regard to Mr. Parkinson, in the event severance payments are required to be paid to him, Mr. Parkinson's Employment Agreement provides that Mr. Parkinson shall receive an aggregate amount equal to (i) his annual base salary, plus (ii) an amount equal to the annual bonus, if any, paid or payable to Mr. Parkinson by the Company for the last fiscal year ended prior to the date of termination.

Has the Board adopted a Related Person Transaction Policy?

During 2008, we adopted a Related Person Transaction Policy. A summary of the Related Person Transaction Policy is set forth below and the full text of the Policy is available at the Investor Relations tab on our web site at www.prestigebrands.com.

Transactions Subject to the Policy. A Related Person Transaction is a transaction in which the Company (which, for purposes of this summary shall include the Company's subsidiaries) is or will be a Participant (as defined below) and the amount involved exceeds $120,000, and in which any Related Person (as defined below) had or will have a direct or indirect material interest. The term “Participant” is broadly defined to include situations in which the Company is not technically a party but has influenced another party to enter into a transaction or provide value to a Related Person. For example, facilitating the use of a Related Person as a supplier to the Company's contract manufacturer would constitute “participation” by the Company and bring such an arrangement within the scope of the Policy.

The following transactions are exempt from the Policy:

•
Payment of compensation by the Company to a Related Person for service to the Company in the capacity or capacities that give rise to the person's status as a “Related Person” so long as the compensation is publicly disclosed, if such disclosure is required, in the Company's Annual Report on Form 10-K (or proxy or information statement incorporated by reference into such Annual Report);

•	Transactions available to all employees or all stockholders of the Company on the same terms and conditions; and

•	Transactions that, when aggregated with the amount of all other transactions between the Related Person and the Company, involve less than $120,000 in a fiscal year.

Definition of Related Person. For purposes of the Policy, a “Related Person” means:

•
Any person who is, or at any time since the beginning of the Company's most recently completed fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	Any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities;

•	Any Immediate Family Member (as defined in the Policy) of any of the foregoing persons; and

•	Any Affiliate (as defined in the Policy) of any of the foregoing persons or Immediate Family Members.

Notification Procedures. A transaction with a Related Person that is identified in advance will be disclosed to the General Counsel for review. In the event the Company becomes aware of a transaction with a Related Person that was not disclosed to the Company, the General Counsel will review the transaction. If the General Counsel determines that a transaction is a Related Person Transaction subject to the Policy, he will submit such transaction to the Audit Committee for consideration at the next Audit Committee meeting or, if it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee for prompt consideration. Any ongoing or completed Related Person Transaction that is disapproved by the Audit Committee or the Chair of the Audit Committee shall be subject to corrective action by the Audit Committee.

During 2011, there were no Related Person Transactions and none are currently planned for 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The United States federal securities laws require our officers, directors and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC, the NYSE and the Company.
We believe, based upon a review of the forms filed with the SEC and written representations provided to us by our officers, directors and persons who beneficially owned more than 10% of our common stock, that they timely filed all forms required by Section 16(a) of the Exchange Act during 2011.

REPORT OF THE AUDIT COMMITTEE

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
What is the Audit Committee and are its members “independent”?

The Audit Committee is composed of four directors appointed by the Board of Directors, all of whom are independent from the Company and its management as defined in the NYSE listing standards and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available to our stockholders and interested parties at the Investor Relations tab on our web site at www.prestigebrands.com or is also available in print to any stockholder or other interested party who makes a written request to the Company's Secretary. The primary function of the Audit Committee is to assist the Board of Directors in its oversight and monitoring of our financial reporting and audit process, our system of internal control, our risk assessment process and our process for monitoring compliance with laws, regulations and policies. The Audit Committee recommends to the Board of Directors the selection of the Company's independent registered public accounting firm.

Are the members of the Audit Committee “financially literate”?

The members of the Audit Committee are financially literate as that qualification is interpreted by the Board of Directors and the NYSE. In addition, the Board has determined that Mr. Byom is an “audit committee financial expert” as defined by SEC regulations.

What is the relationship between management and the Audit Committee?

Management has the primary responsibility for establishing and monitoring adequate internal accounting and financial controls, the financial reporting process for preparing financial statements and compliance with the Company's legal and ethics programs. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and report its findings to the full Board of Directors.

What steps did the Audit Committee take in recommending that our audited financial statements be included in our annual report?

•
The Audit Committee has met and held discussions separately and jointly with each of management and PricewaterhouseCoopers LLP regarding the Company's audited consolidated financial statements for 2011, management's assessment of the effectiveness of the Company's internal control over financial reporting and PricewaterhouseCoopers LLP's evaluation of the Company's internal control over financial reporting.

•
Management represented to the Audit Committee that the Company's audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) AU Section 380, “Communication with Audit Committees.”

•
The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered whether PricewaterhouseCoopers LLP's provision of non-audit services to the Company is compatible with maintaining PricewaterhouseCoopers LLP's independence from the Company. The Audit Committee concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

Based on its review of the Company's audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for 2011 be included in the Company's Annual Report on Form 10-K for 2011 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE
John E. Byom (Chairman)
Gary E. Costley
Charles J. Hinkaty
Patrick M. Lonergan
SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

How do I submit a stockholder proposal for inclusion in the Proxy Statement for next year's Annual Meeting?
To be included in our Proxy Statement for our 2012 Annual Meeting of Stockholders, a proposal must be submitted by an eligible stockholder who complies with the relevant regulations of the SEC and must be received by us at our principal executive offices at 90 North Broadway, Irvington, New York 10533 by March 2, 2012 (or, if the 2012 Annual Meeting of Stockholders is called for a date more than 30 days before or after August 2, 2012, within a reasonable time before we begin to print and mail our Proxy materials for the 2012 meeting). The proposal should be sent by certified mail, return receipt requested, to the attention of the Company's Secretary and must comply with Rule 14a-8 under the Exchange Act.
When and how must I submit a notice to introduce a director nomination or other item of business for it to be raised at the 2012 Annual Meeting?
Assuming that our 2012 Annual Meeting is not held more than 30 days prior to or delayed by more than 60 days after August 2, 2012, our Amended and Restated Bylaws currently provide that we must receive written notice of your intention to introduce a director nomination or other item of business at that meeting not less than 90 nor more than 120 days prior to August 2, 2012 (or between April 4, 2012 and May 4, 2012). If the Annual Meeting is held more than 30 days prior to or delayed by more than 60 days after August 2, 2012 (or a special stockholders meeting is called), our Amended and Restated Bylaws currently provide that we must receive your notice not later than the close of business on the 10th day following the earlier of the day on which notice of the date of meeting was mailed or public disclosure of such meeting was made. If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC's rules, such matters will not be brought before the 2012 Annual Meeting. In addition, nominations or proposals not made in accordance with the procedures described above may be disregarded by the Chairman of the meeting. Any stockholder interested in making such a nomination or proposal should request a copy of our Amended and Restated Bylaws from the Company's Secretary.
Any written stockholder proposal or nomination for director to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Amended and Restated Bylaws, Delaware law, the NYSE, the Exchange Act and the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate (with respect to a nomination for director only) qualifies as independent under the NYSE's and SEC's rules and possesses the qualifications and experience we expect our directors to have.

FORM 10-K
We will furnish without charge to each person whose Proxy is being solicited, upon written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the SEC, including the financial statements and financial statement schedule thereto. Written requests for copies of our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 should be directed to Prestige Brands Holdings, Inc., 90 North Broadway, Irvington, New York 10533, Attention: Secretary. Our Annual Report on Form 10‑K for the fiscal year ended March 31, 2011 can also be downloaded without charge from the Investor Relations tab of our website at www.prestigebrands.com.

By Order of the Board of Directors

/s/ Eric S. Klee
Eric S. Klee
Secretary and General Counsel

June 30, 2011

Appendix to DEF14A Filing

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 2, 2011.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com/PBH
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada any time on a touch tone
telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in	X
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals - The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1, FOR Proposals 2 and 3, and FOR every 1 YEAR for Proposal 4.

1. To elect directors to serve until the 2012 Annual Meeting of Stockholders.

01 - Matthew M. Mannelly	02 - John E. Byom	03 - Gary E. Costley	04 - Charles J. Hinkaty	05 - Patrick M. Lonergan

Mark here to vote FOR all nominees	Mark here to WITHHOLD vote from all nominees

1. For All EXCEPT- To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01 ☐	02 ☐	03 ☐	04 ☐	05 ☐

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Prestige Brands Holdings, Inc. for the fiscal year ending March 31, 2012.	For ☐	Against ☐	Abstain ☐	3. Say on Pay - An advisory vote on the resolution to approve the compensation of Prestige Brands Holdings, Inc.'s named executive officers.	For ☐	Against ☐	Abstain ☐

4. Say When on Pay - An advisory vote on the frequency of stockholder votes on executive compensation.	1yr ☐	2yr ☐	3yr s ☐	Abstain ☐	5. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

B	Non-Voting Items
Change of Address -Please print new address below.

C
Authorized Signatures - This section must be completed for your vote to be counted - Date and Sign Below
Please sign as your names appears hereon. If shares are held jointly, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.
If a corporation, please sing full corporate name but the president or other authorized officer. If a partnership, please sing in partnership name by an authorized person, indicating official position or capacity.

Date (mm/dd/yyyy) - Please print date below	Signature1- Please keep signature within the box	Signature 2- Please keep signature within the box
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

Proxy - Prestige Brands Holdings, Inc.

90 North Broadway
Irvington, New York 10533

This proxy is solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on August 2, 2011 at 10:00 a.m. (Eastern Daylight Time).

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on August 2, 2011: The Proxy Statement, Proxy Card and the 2011 Annual Report to stockholders are available at the Investor Relations tab of www.prestigebrands.com.

The undersigned hereby appoints Ronald M. Lombardi and Eric S. Klee, and each of them, lawful agents and proxies with full power of substitution, to represent and to vote as designated below, all shares of common stock of PRESTIGE BRANDS HOLDINGS, INC. held by the undersigned at the close of business on June 17, 2011, at the Annual Meeting of Stockholders to be held on August 2, 2011 at 10:00 a.m. (Eastern Daylight Time) at the offices of Prestige Brands Holdings, Inc., 90 N. Broadway, Irvington, New York 10533, and at any postponement or adjournment thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees in Proposal 1, FOR Proposals 2 and 3, and FOR every 1 YEAR for Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

To attend the Annual Meeting and vote in person, please see “Who may attend the Annual Meeting?” in the Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE AND SIGN THIS PROXY CARD ON THE REVERSE SIDE. PLEASE PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.